UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
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DELEK US HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Delek US Holdings, Inc. (the “Company”) will be held on May 8, 2018, at 2:00 p.m., central daylight savings time, at the Franklin Marriott Hotel, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, for the following purposes:

(1)	To elect the six nominees named in the Proxy Statement as directors of the Company to serve until the 2019 Annual Meeting or until their respective successors are appointed, elected and qualified;
(2)	To adopt the advisory resolution approving the Company's executive compensation program for our named executive officers as described in the Proxy Statement;
(3)	To approve an amendment to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) to increase the reservation of common stock for issuance thereunder by 4,500,000 shares;
(4)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year; and
(5)	To transact any other business properly brought before the Annual Meeting.

Additional information concerning the matters to be voted upon at the Annual Meeting is set forth in the Company’s proxy materials, which are available to stockholders online at https://materials.proxyvote.com/24665A. Should you wish to receive a paper copy of the proxy materials and/or 2017 Annual Report free of charge, please send an email containing the 16 digit control number included on the Notice of Internet Availability of Proxy Materials (the “Notice”) you received to sendmaterial@proxyvote.com, call 1 (800) 579-1639, request a copy online at www.proxyvote.com or write to me at the Company's corporate headquarters located at 7102 Commerce Way, Brentwood, Tennessee 37027.

Only stockholders of record at the close of business on March 19, 2018, are entitled to receive notice of and vote at the Annual Meeting and at any postponement(s) or adjournment(s) thereof. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting for ten (10) days prior to the Annual Meeting at our corporate headquarters. You are cordially invited to attend the Annual Meeting in person.

If you were a stockholder at the close of business on March 19, 2018, it is important that you vote your shares as soon as possible using one of the methods set forth in the Company's Proxy Statement, which include by telephone at 1 (800) 579-1639, online at www.proxyvote.com or, if you received a paper copy of the proxy materials including a proxy card, by signing and returning your proxy card. Your vote is important and you are encouraged to vote your shares as soon as possible, even if you plan to participate in and vote at the Annual Meeting.

By Order of the Board of Directors,

Melissa M. Buhrig
Executive Vice President, General Counsel and Secretary
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
March 29, 2018

DELEK US HOLDINGS, INC.
7102 Commerce Way
Brentwood, Tennessee 37027
ANNUAL MEETING OF STOCKHOLDERS
May 8, 2018

PROXY STATEMENT

EXPLANATORY NOTE REGARDING THE DELEK/ALON MERGER

In January 2017, Delek US Holdings, Inc. (“Old Delek”) (and various related entities) entered into an Agreement and Plan of Merger with Alon USA Energy, Inc. (NYSE: ALJ) ("Alon USA"), as subsequently amended on February 27 and April 21, 2017 (as so amended, the "Merger Agreement"). The related merger (the "Delek/Alon Merger") was effective July 1, 2017 (the “Effective Time”), resulting in a new post-combination consolidated registrant renamed Delek US Holdings, Inc. (“New Delek”), with Alon USA and Old Delek surviving as wholly-owned subsidiaries. New Delek is the successor issuer to Old Delek and Alon USA pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless the context otherwise requires, references in this Proxy Statement to "Delek" refer collectively to Old Delek with respect to periods prior to July 1, 2017, or New Delek, with respect to periods on or after July 1, 2017, and any of Old Delek's or New Delek's, as applicable, subsidiaries, other than (a) Delek Logistics Partners, LP, a Delaware limited partnership, its subsidiaries and its general partner, and (b) for periods prior to February 7, 2018, Alon USA Partners, LP, a Delaware limited partnership, and its subsidiaries and its general partner. On February 7, 2018, Delek acquired all of the remaining outstanding units of Alon USA Partners, LP in an all-stock transaction.

2018 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This is only a summary, and may not contain all of the information that is important to you. For more complete information, please review this Proxy Statement in its entirety, as well as our 2017 Annual Report on Form 10-K.

2018 Meeting Information

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Delek US Holdings, Inc. of proxies to be voted at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournment or postponement of such meeting.

Record Date	March 19, 2018
Meeting Date	May 8, 2018
Meeting Time	2:00 p.m. central daylight savings time
Meeting Location	Franklin Marriott Hotel 700 Cool Springs Boulevard Franklin, Tennessee 37067

Matters to Be Voted Upon

Proposals	Board Recommendations	Page References
Proposal 1. Election of Directors	FOR each nominee	13
Proposal 2. Advisory Vote on Executive Compensation	FOR	37
Proposal 3. Approve Amendment to 2016 Equity Incentive Plan	FOR	38
Proposal 4. Ratify the Appointment of Auditors	FOR	51

Stockholders also will transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

QUESTIONS AND ANSWERS

Why have I received the Notice? How do I request a paper copy of the proxy materials and 2017 Annual Report?
Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), the Company has elected to provide its proxy materials over the Internet. Accordingly, the Company has sent a Notice of Internet Availability (the “Notice”) to its stockholders (first mailed to stockholders on or about March 29, 2018). All stockholders may access the proxy materials on the website referred to in the Notice: https://materials.proxyvote.com/24665A. Stockholders may also request a paper copy of the proxy materials and 2017 Annual Report free of charge by sending an email containing the 16 digit control number included on the Notice to sendmaterial@proxyvote.com, calling 1 (800) 579-1639, requesting a copy online at www.proxyvote.com or by writing to the Secretary at the Company's corporate headquarters located at 7102 Commerce Way, Brentwood, Tennessee 37027. Instructions on how to access the proxy materials online or request a paper copy of the proxy materials may also be found in the Notice. In addition, stockholders may request paper copies of proxy materials or to receive proxy materials by email on an ongoing basis. The Company encourages stockholders to access the proxy materials online to help reduce the costs the Company incurs in printing and mailing paper copies of the proxy materials and 2017 Annual Report and any environmental impact of such printing.

How does the Board recommend that I vote?
The Board recommends that you vote: (1) “FOR” each of the nominees to the Board; (2) “FOR” the advisory resolution approving the Company's executive compensation program for our named executive officers; (3) “FOR” the amendment of the 2016 Plan to increase the number of shares reserved for issuance thereunder by 4,500,000 shares; and (4) “FOR” the ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for the 2018 fiscal year.

Who is entitled to vote?
Holders of record of our common stock, $0.01 par value (“Common Stock”), at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, 83,943,459 shares of Common Stock were issued and outstanding, excluding 3,332,555 non-voting treasury shares held by us. The Common Stock is our only outstanding class of voting securities. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person. Votes submitted and received as provided below on or before 11:59 p.m. (Eastern Time) on May 7, 2018 will be counted. Only votes submitted in person at the Annual Meeting will be counted after that time.

How do I vote?
If you were a stockholder of record at the close of business on March 19, 2018, you can vote your shares by any one of the following methods:

(1)	Online at www.proxyvote.com;

(2)	By telephone at 1 (800) 579-1639;

(3)	In the event you received a paper copy of the proxy materials, by signing and returning your proxy card; or

(4)	By attending the Annual Meeting and voting your shares in person.

Even if you currently plan to participate in the Annual Meeting, the Company recommends that you submit your proxy by one of the methods described in items (1) through (3) above so that your shares will be represented and your vote will be counted if you later decide not to participate in and vote at the Annual Meeting. If you hold your shares in street name, you may vote your shares at the Annual Meeting only if you obtained a legal proxy from your brokerage firm, bank, trustee or other nominee giving you the right to vote the shares at the Annual Meeting.

How do I vote my shares if they are held in street name?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AmStock”), you are a “stockholder of record” (or “registered stockholder”) of those shares, and these proxy materials have been provided directly to you by the Company. If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your brokerage, bank, trust or other nominee as custodian (the “record holder”), along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares by using the voting instructions card, and the record holder is required to vote your shares in accordance with your instructions.

How will voting on any other business be conducted?
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to each of Ezra Uzi Yemin, our Chairman, President and Chief Executive Officer, and Kevin L. Kremke, our Executive Vice President and Chief Financial Officer, to vote your shares on such matters at their discretion.

Can I revoke or change my vote?
Yes. You may revoke or change your proxy, including a proxy submitted via internet or telephone as described in this Proxy Statement by: (a) notifying our Secretary in writing on or before 11:59 p.m. (Eastern Time) on May 7, 2018; (b) submitting a later-dated and timely proxy card by mail on or before 11:59 p.m. (Eastern Time) on May 7, 2018; or (c) if you are the registered stockholder and your shares are not held in street name, voting in person at the meeting. If you are a beneficial owner with your shares held in street name, you must follow the instructions of your broker, bank, trust or other nominee who is the registered stockholder of your shares to revoke a proxy. The latest-dated, timely, properly completed voting instructions that you submit will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

What if I submit my proxy but I do not specify how I want my shares voted?
If you submit a proxy but do not specify how you want your shares to be voted, the proxy holder will vote your shares FOR each of the four proposals described in this Proxy Statement. If other matters requiring the vote of stockholders properly come before the Annual Meeting, it is the intention of the persons named on the proxy card to vote proxies held by them in accordance with their best judgment.

What does it mean if I get more than one proxy card?
If your shares are registered in more than one name or in more than one account, you will receive more than one card. Please complete and return all of the proxy cards you receive to ensure that all of your shares are voted.

Who is soliciting my vote?
Your vote is being solicited by our Board. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal communication. The Company may also engage a third party proxy solicitor. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

Who will count the vote?
Representatives of the Company’s tabulator, Broadridge Financial Solutions, Inc., will count the votes and act as the inspector of the elections.

What is a “quorum”?
A “quorum” is the presence of the holders of a majority of the outstanding shares entitled to vote either in person or represented by proxy at the meeting. There must be a quorum for the Annual Meeting to be lawfully conducted. Proxies received but marked as abstentions, withheld votes and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What are the voting requirements to approve each proposal?
Directors are elected by a plurality of votes cast by holders of shares entitled to vote. This means that the director nominees with the most votes for the positions available are elected. To approve the advisory resolution approving the Company's executive compensation program for our named executive officers, to approve the proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and to approve amending our 2016 Plan to increase the shares reserved for issuance thereunder by 4,500,000, a majority of the votes cast at the Annual Meeting must vote in favor of each proposal.

What is the effect of abstentions, withheld votes and broker non-votes?
Abstentions and instructions to withhold authority to vote will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum exists. They will not be counted as votes cast and will have no effect on the outcome of the vote. A “withhold” vote will have no effect on the outcome of the election of directors.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under New York Stock Exchange ("NYSE") rules, NYSE-member brokers who hold shares of Common Stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, who are the beneficial owners of the shares, are not permitted to vote on non-discretionary items. Broker non-votes will be counted for the purpose of determining whether a quorum is present but will have no effect on the voting results of non-discretionary items.

Non-Discretionary Items. The election of directors, the approval of the advisory resolution approving the Company's executive compensation program for our named executive officers and the approval of an amendment to the 2016 Plan to increase the reservation of Common Stock for issuance thereunder are considered non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as independent auditors is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

Can I change the number of copies of the Annual Meeting materials that I receive?
Yes. If you share an address with another stockholder, each stockholder may not receive a separate copy of our Annual Report, Form 10-K, Notice of Annual Meeting to Stockholders, Notice of Internet Availability of Proxy Materials or Proxy Statement unless we have received contrary instructions from one or more of the stockholders at your address. We will promptly deliver a separate copy to any stockholder upon written or oral request to our Secretary, Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, Tennessee 37027, (615) 771-6701 or by sending an e-mail to Investor.Relations@DelekUS.com. If you share an address with another stockholder and (i) would like to receive multiple copies of these documents in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household, in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Who may attend the Annual Meeting?
Stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the meeting. Stockholders whose shares are held through a broker or other nominee will need to bring a copy of their brokerage statement reflecting their ownership of our Common Stock as of the Record Date.

How can I obtain additional information about Delek US Holdings, Inc.?
Copies of our Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2017, and our other annual, quarterly and current reports we file with the SEC, and any amendments to those reports, are available free of charge on our website, which is located at http://www.DelekUS.com. These reports and the other information we file with the SEC can be read and copied at the public reference room facilities maintained by the SEC in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. The SEC’s telephone number to obtain information on the operation of the public reference room is 1 (800) SEC-0330. These reports and other information are also filed electronically with the SEC and are available at the SEC’s website, www.sec.gov. Copies of these reports will be sent without charge to any stockholder requesting it in writing to our Secretary, at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, Tennessee 37027. The investor relations page of our website contains our press releases, earnings releases, financial information and stock quotes, as well as links to our SEC filings. The information posted on our website is not incorporated into this Proxy Statement.

CORPORATE GOVERNANCE

Composition of the Board and its Committees

At the date of this Proxy Statement, the Board consists of five non-employee directors (William J. Finnerty; Carlos E. Jordá; Gary M. Sullivan, Jr.; David Wiessman; and Shlomo Zohar) and one employee director (Ezra Uzi Yemin, who serves as the Company’s President, Chief Executive Officer and Chairman of the Board). Each of these individuals served as directors of the Company for all of 2017, except Mr. Wiessman, who was appointed to the Board in July 2017 in connection with Section 7.21 of the Merger Agreement. Each of our current directors has been nominated for election at the Annual Meeting to serve for a one-year term expiring at our 2019 Annual Meeting of Stockholders or when his successor is duly appointed, elected and qualified.

During 2017, the Board consisted of the six individuals named above, plus two additional directors: Charles H. Leonard, who served as a director from May 2006 until he elected for personal reasons to resign from the Board in March 2018, and Avi Geffen, who served on the Board from May 2017 until he elected for personal reasons to resign from the Board in December 2017. While Mr. Geffen had been nominated to the Board in accordance with certain provisions of that certain Stock Purchase Agreement dated April 14, 2015, by and between Alon Israel Oil Company, Ltd. (“Alon Israel”) and the Company, as amended (the “SPA”), Alon Israel’s right to appoint such a nominee to the Board under the SPA expired as Alon Israel is no longer beneficial owner of 7.5% or more of the issued and outstanding shares of our Common Stock, calculated on a fully diluted basis. As a result, the Board did not replace either Mr. Geffen or Mr. Leonard following their resignation from the Board. Following Mr. Leonard’s resignation, the size of the Board decreased from seven to six members.

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee (the “Governance Committee”) and the Environmental Health & Safety Committee (the “EHS Committee”). The role of each of these standing committees is further described under “Committees of the Board of Directors” beginning on page six.

The age (as of the Record Date), committee membership and certain other information for each current member of our Board, each of whom is a nominee for reelection to our Board, is set forth below. The experience and expertise each of these directors bring to our Board is further described in their biographies beginning on page thirteen.

Directors	Age	Committees
Ezra Uzi Yemin (Chair)	49	None
William J. Finnerty (Lead Independent Director)	69	EHS (Chair), Compensation, Governance
Carlos E. Jordá	68	Compensation (Chair), Audit, EHS
Gary M. Sullivan, Jr.	71	Audit (Chair), Governance
David Wiessman	63	None
Shlomo Zohar	66	Governance (Chair), Audit, Compensation

Board Leadership

The Board is led by the Company’s Chairman and Chief Executive Officer, Mr. Yemin. In accordance with the Company’s Bylaws and Board of Directors Governance Guidelines (“Governance Guidelines”), the Governance Committee and the Board periodically evaluate the Company’s leadership structure, including whether the roles of Chief Executive Officer and Chairman of the Board should be held by the same or different individuals. The Company’s Bylaws allow the Board flexibility to determine from time to time whether the two roles should be combined or separated based upon circumstances existing at such time. The Board considers Mr. Yemin’s ability to effectively identify strategic priorities and lead the discussion and execution of strategy, combined with his ability to facilitate the information flow between management and the Board and its committees, to be effective tools in ensuring effective governance of the Company's affairs. In light of these factors, combined with Mr. Yemin’s leadership skills, extensive history with the Company and industry expertise, the Board believes his holding the roles of both Chief Executive Officer and Chairman of the Board is in the best interest of the Company and its stockholders at this time. The Governance Committee and the Board will continue to periodically evaluate the Company's leadership structure, including these roles, in the future.

Because the Chairman of the Board is not an independent director, the Board considers it to be useful and appropriate to designate an independent director to serve in a lead capacity (the “Lead Independent Director”) to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine from time to time. Mr. Finnerty has served as the Board's Lead Independent Director since November 2015. The Lead Independent Director is appointed annually by a majority of the independent directors on the Board and may be removed from or replaced in that position by a majority of the independent directors at any time. The Lead Independent Director will chair all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, call additional meetings of the independent directors as deemed appropriate, and perform such other functions as the Board may direct, including: (i) to serve as principal liaison between the independent directors, on one hand, and the Chairman and senior management of the Company, on the other hand; (ii) to provide input from the Board and make recommendations to the Chairman regarding Board meetings including with respect to meeting frequency, dates, locations, agendas, management participation and other matters; and (iii) to consult with the Chairman regarding information submitted by the Company’s management that is necessary or appropriate for the Board’s deliberations. In addition, the Lead Independent Director has the authority to engage in direct communication, as appropriate, with the Company’s major stockholders, and engage outside counsel and consultants.

Director Independence

At the date of this Proxy Statement and at all times during 2017, the Board was composed of a majority of independent directors. The Board has affirmatively determined that Messrs. Finnerty, Jordá, Sullivan and Zohar are each independent under the rules and regulations of the NYSE, the SEC and Company guidelines, and meet the requirements for outside directors under the rules and regulations of Section 162(m) of the Internal Revenue Code of 1986, as amended, and for non-employee directors under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Board also made these same determinations and findings with respect to its former director, Mr. Leonard. In reaching its determinations, the Board affirmatively determined that these individuals have no material relationship with the Company or management of the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship or has engaged in transactions with the Company or with management of the Company. The Board based this determination and its independence determinations on a review of all of the relevant facts and circumstances, including the responses of the directors to questions regarding their employment history, compensation, affiliations and other relationships including but not limited to familial, commercial, industrial, banking, consulting, legal, accounting, charitable and other relationships.

Board Meetings

Board Meetings. The Board held 17 meetings during 2017 and each director attended at least 75% of the aggregate of all meetings of the Board and committees on which he served during the year. We have not adopted a policy with regard to Board member attendance at annual meetings of our stockholders; however, all directors serving at the time of our annual meeting of stockholders on May 8, 2017, in Franklin, Tennessee attended the annual meeting.

Executive Sessions. Our directors met in executive sessions without management present during each regular quarterly meeting of the Board in 2017. Our independent directors also met in executive sessions without management or Mr. Yemin present during each quarterly meeting of the Board in 2017. Our Lead Independent Director, Mr. Finnerty, presided over these executive sessions of independent directors. The Board intends to continue to conduct such executive sessions of both the Board and independent directors as necessary or desirable in 2018, including in connection with each regular quarterly meeting. The Lead Independent Director will continue to preside at executive sessions of independent directors in the future.

Committees of the Board of Directors

During the 2017 fiscal year, the Board had four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the EHS Committee. Although primary responsibilities may be assigned to one of these committees, the Board receives regular, detailed reports from each committee, engages in additional discussion and oversight regarding matters of particular concern or importance, and non-committee members regularly participate in meetings of each committee. Each of the Board’s standing committees has a written charter that may be found in the Corporate Governance section of the Company's website at www.DelekUS.com. In addition, paper copies of the charters are available free of charge to all stockholders by calling (615) 771-6701 or by writing to the Company’s Secretary at the Company's corporate headquarters located at 7102 Commerce Way, Brentwood, Tennessee 37207. Each committee reviews the adequacy of its charter on an annual basis and recommends changes to the Board, as appropriate. At all times during 2017, all of the members of each of the Company's standing committees were independent as defined by the rules and regulations of the NYSE, the SEC and Company guidelines. All of the members of the Compensation Committee were outside directors as defined by the rules and regulations of the IRS. The Governance Committee reviews regularly the membership on each of the Board's four standing committees, and periodically considers whether rotation of committee members or chairs is in the best interests of the Company and its stockholders.

Audit Committee.
During 2017, the Audit Committee was comprised of Messrs. Sullivan (chairman), Leonard and Zohar. Following Mr. Leonard’s resignation from the Board in March 2018, the Board appointed Mr. Jordá to the Audit Committee. The Board has determined that (i) Messrs. Leonard, Sullivan and Zohar each qualified as independent and financially literate under applicable SEC rules and regulations and the rules of the NYSE during 2017; (ii) as of the date of this Proxy Statement, Messrs. Sullivan, Jordá and Zohar each qualify as independent and financially literate under applicable SEC rules and regulations and the rules of the NYSE; and (iii) Mr. Sullivan is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. The Audit Committee met 6 times during 2017, either in person or by telephone. In performing its functions and to promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the Company's internal auditors, the Company's Chief Executive Officer and Chief Financial Officer and other members of the Company's management. Among other responsibilities, the Audit Committee is responsible for the Board’s oversight of:

•	The integrity of management’s conduct of the financial reporting process and the systems of internal accounting and financial controls;

•	The independent audit of the Company’s financial statements;

•	The independent registered public accounting firm’s qualifications, independence, performance and compensation;

•	The internal audit function;

•
The Company’s compliance with legal and regulatory requirements including procedures for the internal and external reporting of financial accounting, internal control and other concerns as required by the Sarbanes Oxley Act (the “whistleblower hotline”);

•	The Company’s information technology and security programs and enterprise risk management (“ERM”); and

•	The general administration of the Company’s related party transactions policy.

Compensation Committee.
During 2017, the Compensation Committee was comprised of Messrs. Jordá (chairman), Finnerty and Zohar, each of whom qualifies as, and has been determined by the Board to be, independent under applicable SEC rules and regulations and the rules of the NYSE, as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee met 4 times in 2017, either in person or by telephone. Under its charter, the Compensation Committee may delegate its authority to subcommittees, the chair of the committee, or to one or more officers of the Company to make grants of equity awards to non-named executive officers and non-Section 16 officers under the Company’s incentive or equity-based plans and only in accordance with the terms of such plans. The Compensation Committee is only permitted to delegate its authority when it deems such delegation to be appropriate and in the best interests of the Company. Among other responsibilities, the Compensation Committee is responsible for:

•	The Company’s compensation practices including ensuring they reflect the Board’s and our philosophy, competitive practices and regulatory requirements;

•	Evaluating the performance of our Chief Executive Officer and approving the compensation awarded to our executive officers;

•	Overseeing equity awards issued under the Company’s long-term incentive plans; and

•	Periodically evaluating the Company’s compensation and benefits programs generally including risks relating thereto.

Governance Committee
During 2017, the Governance Committee was comprised of Messrs. Leonard (chairman), Finnerty, Sullivan and Zohar, each of whom qualified as independent under applicable SEC rules and regulations and the rules of the NYSE at all times during 2017. Following Mr. Leonard’s resignation, the Governance Committee is composed of Messrs. Zohar (chairman), Finnerty, and Sullivan, and the Board believes that each of these directors qualifies as independent under applicable SEC rules and regulations and the rules of the NYSE. The Governance Committee met 4 times in 2017, either in person or by phone. Among other responsibilities, the Governance Committee is responsible for:

•
Assisting the Board in identifying and evaluating individuals qualified to become Board members and recommending to the Board the director nominees for each annual meeting of stockholders in accordance with the parameters set forth in our Governance Guidelines;

•	Overseeing the Company’s corporate governance policies and procedures applicable to the Board's Governance Guidelines when required;

•	Reviewing the Governance Guidelines on an annual basis and recommending to the Board any changes deemed necessary or desirable;

•
Monitoring, overseeing and reviewing compliance with the Governance Guidelines and all other applicable policies of the Company as the Governance Committee or the Board deems necessary or desirable; and

•	Leading the Board and each of its committees in an annual assessment of their performance.

EHS Committee
During 2017, the EHS Committee consisted of Messrs. Finnerty (chairman), Jordá and Leonard. Following Mr. Leonard’s resignation, the EHS Committee consists of Messrs. Finnerty (chairman) and Jordá. The EHS Committee met 4 times in 2017, either in person or by phone. Among other responsibilities, the EHS Committee is responsible for:

•	Overseeing management’s establishment and administration of the Company’s environmental, health and safety policies, programs, procedures and initiatives;

•	Receiving periodic reports from management regarding environmental, health and safety laws, rules and regulations applicable to the Company; and

•	Evaluating risks relating to such policies, programs, procedures and initiatives.

Risk Oversight

The Board considers oversight of risk management to be a responsibility of the entire Board as well as its committees. The Board's role in risk oversight includes receiving regular reports from its committees and members of senior management on areas of material risk to the Company, including operational, compliance, financial, liquidity, credit, legal and regulatory, strategic, commercial, enterprise and reputational risks. The Board further understands, evaluates and oversees risk identification, risk management and risk mitigation strategies. The Board delegates to certain of its standing committees oversight of certain categories of risk. Those committees regularly report to the Board on matters relating to the specific areas of risk such committees oversee, and directors are encouraged to attend and participate, ex officio, in committee meetings, to ensure all directors engage in oversight of risks overseen by each committee.

•
The Audit Committee assists the Board in monitoring and assessing the Company's financial, commercial, liquidity, credit, regulatory, enterprise and other risks and in developing guidelines and policies to govern processes for managing these risks. The Audit Committee discusses the Company's policies with respect to risk assessment and risk management in general, as well as with respect to the specific risks the Audit Committee oversees.

•
The Compensation Committee assists the Board in monitoring the risks associated with the Company's compensation policies and practices. The Compensation Committee reviews the design and goals of the Company's compensation programs and practices in the context of possible risks to the Company's financial and reputational well-being as well as possible risks to the continuity of the Company's management. The Compensation Committee regularly reports to the Board on its discussions and oversight.

•
The Governance Committee assists the Board in monitoring the Company's risks incident to its board and committee structures and governance structures and processes. The Governance Committee discusses risk management in the context of general governance matters, Board succession planning and committee service by directors, among other topics. The Governance Committee regularly reports to the Board on its discussions and oversight.

•
The EHS Committee assists the Board in monitoring the risks associated with the Company's compliance with environmental, health and safety regulations. The EHS Committee reviews the Company’s policies and procedures relating to environmental, health and safety compliance. The EHS Committee regularly reports to the Board on its discussions and oversight.

Nomination of Directors

From time to time, the Governance Committee utilizes the services of a third party to assist in identifying or evaluating director nominees. In accordance with our Governance Guidelines and the charter of the Governance Committee, the Governance Committee seeks to identify individuals qualified to become directors and considers such factors as it deems appropriate, including the individual's independence, education, experience, reputation, judgment, skill, integrity and industry knowledge. The Governance Committee considers the individual's contribution to the Board's overall diversity in the foregoing factors, the degree to which the individual's qualities and attributes complement those of other directors, and the extent to which the candidate would be a desirable addition to the Board and committees thereof. Directors should have experience in positions with a high degree of responsibility; be leaders in the organizations with which they are affiliated; and have the time, energy, interest and willingness to serve as a member of the Board. While the Company does not have a specific policy regarding diversity of its Board members and nominees, over the years the Governance Committee has sought and nominated candidates with varying viewpoints, industry and professional experiences, ethnicity, age, race, backgrounds, education, skill sets and gender or other diversity criteria. Among other criteria, the Governance Committee seeks candidates who have business and/or professional knowledge and experience applicable to the Company's industry and businesses and the goals and interests of its stockholders; are well regarded in their communities with a long-term, good reputation for the highest ethical standards; possess common sense and good judgment; have a positive record of accomplishment in present and prior positions; offer diverse viewpoints; have an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which they may serve; and have the time, energy, interest and willingness to become involved in the Company's business and future. The Governance Committee annually and periodically assesses whether the Board and its Committees possess the right diversity of skills and backgrounds for the current issues facing the Company. Annually, the Governance Committee will assess this in connection with the nomination of directors for re-election to the Board as well as during the annual Board and committee self-assessments. The Governance Committee will consider nominees for directors recommended by our stockholders and will evaluate each such nominee using the same criteria used to evaluate director candidates identified by the Governance Committee. Stockholders wishing to make such recommendations may write to the Board in care of the Secretary at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, Tennessee 37027. Persons making submissions should include the full name and address of the recommended nominee, a description of the proposed nominee's qualifications and other relevant biographical information.

Compensation Committee Interlocks and Insider Participation

Each of Messrs. Finnerty, Jordá and Zohar served on the Compensation Committee during the 2017 fiscal year, and each of them qualified as independent under applicable SEC rules and regulations and the rules of the NYSE, as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act during 2017. None of our executive officers currently serves (and did not serve during the 2017 fiscal year) as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

Governance Guidelines and Code of Business Conduct & Ethics

The Company’s Governance Guidelines may be found on the Company's website at www.DelekUS.com. The guidelines set out the Company's and the Board's thoughts on, among other things:

•	The qualifications, independence and responsibilities of directors;

•	The process for selection of director candidates and qualifications thereof;

•	Board leadership and Board meetings;

•	Annual evaluation of the performance of the Board and its committees;

•	Director compensation and orientation; and

•	The functions of the Board and its committees and the expectations the Company has for its directors.

The Company has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees as well as a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Company will, within the time periods proscribed by the SEC and the NYSE, timely post on its website at www.DelekUS.com any amendments to these codes. If we waive any material departure from a provision of our Code of Business Conduct and Ethics, we intend to post such waiver (to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions) on this website.

The full texts of our Governance Guidelines and Code of Business Conduct & Ethics are available on our website at www.DelekUS.com. In addition, paper copies of the Governance Guidelines are available to all stockholders free of charge by calling (615) 771-6701 or by writing to the Company’s Secretary at the Company's corporate headquarters located at 7102 Commerce Way, Brentwood, Tennessee 37207.

Stock Ownership Requirements

In December 2014, our Board adopted the following stock ownership and retention guidelines for its executive officers, including Mr. Yemin, and for its non-employee directors:

Individual	Value of Shares To Be Owned
Chief Executive Officer	5 x Base Salary
Other Executive Officers	2 x Base Salary
Non-Employee Director	3 x Base Annual Retainer

Executive officers and non-employee directors have five years to meet the requisite ownership threshold and, once attained, are expected to continuously own sufficient shares to meet that threshold. Compliance with the guidelines is monitored by the Compensation Committee. The full text of our stock ownership and retention guidelines is available on our website at www.DelekUS.com.

Communications with the Board of Directors

Stockholders or other interested parties who wish to communicate with any of our directors, any committee chairperson or the Board may do so by writing to the director, committee chairperson or the Board in care of the Secretary of Delek US Holdings, Inc. at 7102 Commerce Way, Brentwood, Tennessee 37027. Any such communications received will be forwarded directly to the director to whom it is addressed. If the communication is addressed to the Board generally and no particular director is named, the communication will be forwarded, depending on the subject matter, to the appropriate committee chairperson, to the Lead Independent Director or to all members of the Board.

Executive Officers

As of the date of this Proxy Statement, the Company has eleven executive officers who lead the Company:

Executive Officers	Age	Position
Ezra Uzi Yemin	49	President / Chief Executive Officer
Kevin L. Kremke	45	Executive Vice President / Chief Financial Officer
Frederec Charles Green	52	Executive Vice President / Chief Operating Officer
Avigal Soreq	40	Executive Vice President / Chief Commercial Officer
Melissa M. Buhrig	42	Executive Vice President, General Counsel and Secretary
Ernest C. Cagle	66	Executive Vice President
Assaf Ginzburg	43	Executive Vice President
Daniel Gordon	40	Executive Vice President
Anthony Leo Miller	55	Executive Vice President
Mark Page	52	Executive Vice President
Jared Paul Serff	50	Executive Vice President

Information regarding the background and experience of each of these executive officers is listed below, except for information regarding Mr. Yemin, which is included under Proposal 1 below:

Kevin L. Kremke
Mr. Kremke has served as our Chief Financial Officer since June 2017 and as an Executive Vice President since April 2017. He has also served as the chief financial officer of Delek Logistics GP, LLC since June 2017 and an executive vice president of Delek Logistics GP, LLC since April 2017. He served as an executive vice president and secretary of Alon USA Partners GP, LLC since July 2017 and its CFO since August 2017. He has served as a director of Alon USA Energy, Inc. since July 2017. Prior to joining us in April 2017, Mr. Kremke served as the chief financial officer of Ciner Resources Corporation and Ciner Resources LP (NYSE: CINR), a publicly traded master limited partnership, since June 2014, and as director of the general partner of Ciner Resources LP, since December 2014. His responsibilities at Ciner Resources Corporation included overseeing the overall financing activities, strategic planning, investor relations, treasury and accounting. He also has served on the audit committee of American Natural Soda Ash Corporation since June 2014. From August 2011 to February 2014, Mr. Kremke served as the vice president of finance and strategic planning at Cheniere Energy, Inc.

Frederec C. Green
Mr. Green has served as our Chief Operating Officer since November 2016, an Executive Vice President since May 2009 and was the primary operational officer for our refining operations from January 2005 to December 2016. Mr. Green has also served as a member of the board of directors and an executive vice president of Delek Logistics GP, LLC since April 2012. He has served as an executive vice president and chief operating officer of Alon USA Partners GP, LLC since July 2017, its CEO since August 2017, and a member of the board of directors of Alon USA Energy, Inc. since May 2015. Mr. Green has more than 25 years of experience in the refining industry, including 14 years at Murphy Oil USA, Inc., where he served as a senior vice president during his last six years. Mr. Green has experience ranging from crude oil and feedstock supply, through all aspects of managing a refining business to product trading, transportation and sales.

Avigal Soreq
Mr. Soreq has served as our Chief Commercial Officer since November 2016, an Executive Vice President since August 2015 and as a Vice President since December 2012. He has also served as an executive vice president of Delek Logistics GP, LLC since October 2015 and a vice president of Delek Logistics GP, LLC since December 2012. He served as a member of the board of directors of Alon USA Energy, Inc. from May 2015 until its merger with a subsidiary of the Company in July 2017. Prior to joining us in October 2011, Mr. Soreq worked in business development for SunPower Corporation (NASDAQ: SPWR), an American energy company that designs and manufactures solar panels. Prior to joining SunPower Corporation, Mr. Soreq worked as a senior finance and business consultant for Trabelsy & Co. and as a consultant in the corporate finance department for KPMG’s Tel-Aviv office. Mr. Soreq served in the Israeli Air Force in various roles between 1996 and 2004 and reached the rank of Major. Mr. Soreq is a certified public accountant in Israel.

Melissa M. Buhrig
Ms. Buhrig has served as the Executive Vice President, General Counsel and Secretary of the Company and the general partner of Delek Logistics Partners, LP since October 2017. Ms. Buhrig has nearly 18 years of legal experience, primarily in the refining sector. Most recently, she served as senior vice president - services and compliance officer for Western Refining, Inc. and Western Refining Logistics, LP. Ms. Buhrig joined Western Refining in 2005 as deputy general counsel and held roles of increasing responsibility including vice president, assistant general counsel and assistant secretary. In 2014, she joined the general partner of Northern Tier Energy LP as executive vice president, general counsel, secretary and compliance officer until completion of the merger between Western Refining and Northern Tier Energy in 2016. Ms. Buhrig earned a Bachelor of Arts in Political Science from the University of Michigan and her Juris Doctorate with honors from the University of Miami School of Law.

Assaf Ginzburg
Mr. Ginzburg has served as an Executive Vice President of the Company since May 2009 and a vice president since February 2005. Previously, Mr. Ginzburg served as our Chief Financial Officer from January 2013 to June 2017. Mr. Ginzburg has also served as a member of the board of directors and an executive vice president of Delek Logistics GP, LLC since April 2012, and as its chief financial officer from January 2013 to June 2017 and as a member of the board of directors of Alon USA Energy, Inc. from May 2015 until its merger with a subsidiary of the Company in July 2017. Mr. Ginzburg has been a member of the Israel Institute of Certified Public Accountants since 2001.

Ernest C. Cagle
Mr. Cagle has served as an Executive Vice President of the Company and the president of the Company’s subsidiaries, Lion Oil Company and Delek Refining, Inc., since December 2016. From October 2011 to 2016, Mr. Cagle served as a Vice President of the Company. Mr. Cagle has more than 30 years of experience in the refining industry, including 15 years at Murphy Oil USA, Inc., where he served in various positions, including director of supply and manufacturing, vice president of refining, and vice president of refining support during his last 10 years.

Anthony Leo Miller
Mr. Miller has served as an Executive Vice President since August 2015 and served as a Vice President in our retail segment from September 2009 until the sale of our retail segment in November 2016. Mr. Miller has over 25 years of experience in the retail and consumer packaged goods industries, including over eight years with Thorntons Incorporated, an operator of convenience stores based in Louisville, Kentucky, where he eventually served as a senior vice president. Prior to 2002, Mr. Miller worked for Coca-Cola Bottling in various marketing and operational capacities.

Mark T. Page
Mr. Page has served as an Executive Vice President since March 2017 and served as a Vice President since May 2014. From December 2012 to May 2014, Mr. Page served as a Vice President of Renewable Fuels at our subsidiary, Delek Marketing & Supply, LLC, and as a Director from March 2011 to December 2012. Prior to joining Delek, Mr. Page served as president of United Energy Group from October 2008 to March 2011 and as chief operating officer of Eco-Energy, Inc. from January 2006 to October 2008. Mr. Page has over 25 years of executive leadership experience, including over 12 years of experience in trading, operations, marketing, supply and logistics in the energy industry.

Jared Paul Serff
Mr. Serff has served as an Executive Vice President since May 2017 and a Vice President since July 2015. He has also been an executive vice president of Delek Logistics GP, LLC since May 2017 and a vice president of Delek Logistics GP, LLC since July 2015. Prior to joining us, Mr. Serff was the chief human resources officer of Itron, Inc. (NASDQ: ITRI) from July 2004 to February 2014. Itron is a publicly-traded technology company offering products and services in energy and water resource management. Mr. Serff’s responsibilities at Itron included overseeing the global human resources function supporting approximately 10,000 employees operating in 60 countries around the world.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Process

The compensation paid to our non-employee directors is determined by the Board, upon recommendation of the Compensation Committee. This compensation is designed to attract and retain nationally-recognized, highly-qualified directors to lead the Company, to meaningfully align the interests of those directors with the interests of stockholders and to be demonstrably fair to both the Company and its non-employee directors. In setting non-employee director compensation, the Compensation Committee and the Board consider these factors, as well as the significant amount of time that directors spend fulfilling their duties to the Company, the skill and experience required of the directors and other factors deemed appropriate by the Compensation Committee from time to time. The Compensation Committee and the Board relies upon various sources of information and advice including the advice of independent consultants, comparative surveys, third party proprietary databases providing comparative information, the current economic conditions and industry environment in which the Company operates and the Compensation Committee members' common sense, experience and judgment. Non-employee director compensation typically consists of both cash and equity components.

Non-Employee Director Compensation for 2017

Consistent with the process described above, the Compensation Committee retained Aon Hewitt as its independent compensation consultant in October 2015 to provide comprehensive analysis of the Company's director compensation including comparative data and associated recommendations. The Compensation Committee and the Board reviewed this data and analysis, in conjunction with other factors and objectives discussed above, in setting 2017 non-employee director compensation. In February 2017, the Board, upon recommendation of the Compensation Committee, elected to maintain the level of compensation to non-employee directors for 2017 the same as for 2016 and 2015. For 2017, each non-employee director received the following compensation, the cash portions of which were paid ratably each quarter:

2017 Non-Employee Director Compensation
Annual Base Retainer Fee	$80,000
Annual Committee Retainers:	Chairman	Member
- Audit Committee	$15,000	$7,000
- Compensation Committee	$15,000	$7,000
- NCG Committee	$10,000	$5,500
- EHS Committee	$10,000	$5,500
Annual Equity Award*	$125,000
Lead Independent Director Fee	$15,000
* Restricted stock unit ("RSU") award based on the closing price of the Company's Common Stock on the date of grant.

The following table sets forth a summary of the compensation paid to our non-employee directors during fiscal year 2017.

2017 Director Compensation
Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards	All Other Compensation (4)	Total
William J. Finnerty	$117,500	$124,967	—	—	$242,467
Carlos E. Jordá	$100,500	$124,967	—	—	$225,467
Gary M. Sullivan, Jr.	$100,500	$124,967	—	—	$225,467
David Wiessman	$40,000	—	—	—	$40,000
Shlomo Zohar	$99,500	$124,967	—	$1,400	$225,867
Charles H. Leonard (5)	$102,500	$124,967 (5)	—	—	$227,467
Avi Geffen (6)	$46,615	$124,967 (6)	—	—	$171,582

(1)	As the only employee director, Mr. Yemin did not receive any compensation in 2017 for his service as a director.
(2) (3)

This column reports the amount of cash compensation earned in 2017 for Board and committee service. Amounts in this column include both annual cash retainers and fees for services on committees or as chairmen of committees during 2017. We also reimburse our directors for all reasonable expenses incurred for attending meetings and service on our Board.

Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes of 4,748 RSUs granted to each of Messrs. Finnerty, Jordá, Sullivan, Zohar, Leonard and Geffen on June 10, 2017. The grant date fair value of $26.32 per share for Messrs. Finnerty, Jordá, Sullivan, Zohar, Leonard and Geffen was equal to the closing stock price on the trading day immediately preceding the date of grant. The RSUs vest quarterly for one year, starting September 10, 2017, and will be fully vested as of June 10, 2018, subject to satisfaction of all conditions in the award agreement.

(4)
Amounts in this column consist of the value of professional tax compliance services paid on behalf of Mr. Zohar. Beginning with the 2016 calendar year, we have reimbursed certain members of the Board for the reasonable cost of professional tax compliance services in the United States. This benefit is limited to members of the Board whose only significant income in the United States is derived from service on the Board (the “Foreign Directors”) and is further limited to $5,000 per calendar year. Because Exchange Act reporting requirements expose a Foreign Director’s compensation to public scrutiny, we believe that encouraging our Foreign Directors to seek professional tax advice will mitigate the personal risks that accompany this heightened scrutiny. In addition, we also believe that this benefit provides us with a retention and recruiting tool for Foreign Directors and protects us from the negative publicity that could surround a Foreign Director’s misstatement of his or her personal income tax liabilities.

(5)
Mr. Leonard resigned from the Board for personal reasons on March 20, 2018. In light of Mr. Leonard’s long-term services to the Company and the Board, the Board accelerated 1,187 of the 4,748 RSUs granted on June 10, 2017, which RSUs had a grant date fair value of $31,242 and are included in the amount in the Stock Awards column as required by SEC rules.

(6)
Mr. Geffen resigned from the Board for personal reasons on December 5, 2017. As a result of his resignation, Mr. Geffen forfeited 3,561 of the 4,748 RSUs granted on June 10, 2017, which forfeited RSUs had a grant date fair value of $93,726 but are included in the amount in the Stock Awards column as required by SEC rules.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to hold office until the 2019 Annual Meeting and until their successors are duly elected and qualified or until their earlier termination of service. Each of the following individuals is a nominee for election to our Board: Ezra Uzi Yemin, William J. Finnerty, Carlos E. Jordá, Gary M. Sullivan, Jr., David Wiessman and Shlomo Zohar. All director nominees are currently serving on our Board. The Board has determined that each of Messrs. Finnerty, Jordá, Sullivan and Zohar qualifies as an independent director under applicable SEC rules and regulations and the rules of the NYSE.

Alon USA Nominee
Pursuant to Section 7.21 of the Merger Agreement, the Independent Director Committee of the Board of Directors of Alon USA designated Mr. David Wiessman to be elected to the Company’s Board of Directors within 30 days after the closing of the merger provided by the Merger Agreement, which was effective as of July 1, 2017. On July 8, 2017, after carefully evaluating Mr. Wiessman to determine whether or not he met the Company’s qualifications for directors, the Board elected Mr. Wiessman to the Board. Pursuant to the Merger Agreement, the Company agreed to nominate, re-nominate or cause the appointment to the Board of an individual designated by Alon USA (an "Alon USA Nominee") at the Company’s 2017 and 2018 annual meetings, as applicable, provided that the Alon USA Nominee continued to meet the Company's qualifications for directors. The Board, following careful consideration, again determined that Mr. Wiessman meets the requisite qualifications and concluded that it was in the best interests of the Company to re-nominate Mr. Wiessman pursuant to the terms of the Merger Agreement.

We believe that each director nominee will be able to stand for election. All nominees have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of any substitute nominee named by the Board. If you do not wish your shares to be voted for one or more of the nominees, you may so indicate when you vote by withholding your vote for the particular nominee. The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the six nominees, unless you indicate on the proxy card that your vote should be withheld from any of the nominees.

Biographies for each director nominee are set forth below. Except as listed in their biographies, no director has served as a director of a publicly traded company or a registered investment company in the past five years.

The Board of Directors recommends a vote “FOR” each of the following nominees:

Ezra Uzi Yemin
Mr. Yemin has served as the Chairman of our Board since December 2012, as our Chief Executive Officer since June 2004 and as our President and a director since April 2001. He has also served as the chairman of the board of directors and chief executive officer of Delek Logistics GP, LLC since April 2012. Mr. Yemin has served as the president of Alon USA Partners GP, LLC since July 2017 and the chairman of the board of directors of Alon USA Energy, Inc. since May 2015 until its merger with a subsidiary of the Company in July 2017. He served as the chairman of our board of directors’ Compensation Committee from its inception in May 2006 until March 2013. Mr. Yemin’s duties include the formulation of our policies and strategic direction, oversight of executive officers, and overall responsibility for our operations and performance. The Board believes that Mr. Yemin’s service on the Board provides it with important interaction with, and access to, management’s principal policy-maker that facilitates the Board’s development and implementation of Company policies. In addition, his extensive industry experience, leadership skills and knowledge of the Company make him well-qualified to serve on our Board.

William J. Finnerty
Mr. Finnerty has served as one of our directors since April 2014, as a member of our Compensation Committee and our Governance Committee since August 2014, as the chairman of our EHS Committee since its inception in August 2014 and as our Lead Independent Director since November 2015. Mr. Finnerty has over 40 years of experience leading businesses in the petroleum and refining industry. From 2011 until 2012, he served as a member of the board of directors of CVR Energy Inc. (NYSE: CVI) where he chaired the environmental, health and safety committee and was a member of the nominating and corporate governance committee. Prior to retiring from Tesoro Corporation (now known as Andeavor, NYSE: ANDV) (“Tesoro”) in March 2010, he served as its executive vice president, strategy and corporate development from 2008 to 2010, having responsibility for developing Tesoro’s business plan and strategic plans and multiple business development and merger and acquisition initiatives. He also served as Tesoro’s chief operating officer from 2005 to 2008 where he was responsible for overall operations for manufacturing, environmental and safety, marketing, business development and supply and trading. Mr. Finnerty served on the board of directors of the National Petrochemical and Refiners Association (now known as the American Fuel & Petrochemical Manufacturers) from 2005 to 2010 and was its vice chairman from 2007 to 2010. Mr. Finnerty’s career began with Texaco, Inc. in 1970. Since then, he has held executive positions with Equiva Trading Company and Chevron Corporation (NYSE: CVX) in addition to Tesoro. Mr. Finnerty holds a Bachelor of Science degree in Marine Transportation from the State University of New York Maritime College and completed Texaco’s Global Leadership course in Vevey, Switzerland. The Board believes that Mr. Finnerty’s experience in all facets of the downstream sector with both integrated major oil companies and independent refiners, as well as his expertise in strategic considerations, will provide significant value to us.

Carlos E. Jordá
Mr. Jordá has served as one of our directors and a member of the Board's Compensation Committee since May 2006. He has served as the chairman of the Compensation Committee since March 2013, as a member of the EHS Committee since its inception in August 2014 and as a member of the Audit Committee since March 2018. Mr. Jordá served on the Board's Incentive Plan Committee from its inception in May 2010 until its dissolution in March 2013. Mr. Jordá also served on the Board's Audit Committee from its inception in May 2006 until March 2013 and again from November 2014 until August 2015. In addition, he served on the Governance Committee from its inception in March 2013 until August 2014. Mr. Jordá’s experience has been primarily based in the oil and energy sector. Mr. Jordá has advised clients on potential refining and marketing projects as an employee of Gaffney Cline and Associates, a global oil and gas consulting firm, from May 2009 until November 2017 and as a self-employed consultant since November 2017. The Board believes that Mr. Jordá’s energy industry experience provides the Board with valuable expertise in energy industry matters.

Gary M. Sullivan, Jr.
Mr. Sullivan has served as one of our directors and as the chairman of the Board's Audit Committee since August 2015. He has also served as a member of the Board's Governance Committee since July 2016. Mr. Sullivan also served as a member of the board of directors of Delek Logistics GP, LLC and the chairman of its audit committee from November 2012 until August 2015. Mr. Sullivan is a certified public accountant, a certified global management accountant and recently completed the National Association of Corporate Directors’ Cyber-Risk Oversight Program. Mr. Sullivan has been an adjunct faculty member at Virginia Commonwealth University's School of Business since January 2012 where he teaches accounting and auditing. From 2009 to 2012, Mr. Sullivan was a private investor. From 1975 through 2009, Mr. Sullivan served in various roles with Deloitte & Touche LLP culminating in the role of senior client partner from 2004 through 2009 and was involved in such capacity with several public companies, including sponsors of master limited partnerships. Mr. Sullivan retired from the U.S. Navy as a Captain in 1990 after serving in various naval aviation and naval reserve intelligence assignments. Mr. Sullivan was appointed to the Board because the Board believed that his experience as a certified public accountant and partner with Deloitte & Touche LLP provides the Board with valuable expertise in matters involving finance and accounting.

David Wiessman
Mr. Wiessman has served as one of our directors since July 2017. Mr. Wiessman is the controlling owner and executive chairman of the board of directors of Sonol, the second largest oil company in Israel. He has more than 40 years of experience in the oil and retail industries. He has served as the chairman of the board of directors of Alon USA Partners GP, LLC from August 2012 until its merger with a subsidiary of the Company in February 2018. Mr. Wiessman also served as executive chairman of the board of directors of Alon USA Energy, Inc. from July 2000 until May 2015, a director from July 2000 until its merger with a subsidiary of the Company in July 2017 and its president and chief executive officer from its formation in 2000 until May 2005. From 1994 to 2015, Mr. Wiessman served as a director of Alon Israel Oil Company, Ltd. (“Alon Israel”), an Israeli energy service company, and served as its chief executive officer and president from 1994 to 2014. He also served as chief executive officer of Alon Blue Square-Israel, Ltd., from 2013 to 2014, and its executive chairman of the board of its directors from 2006 to 2013; the chairman of Blue Square Real Estate Ltd. from 2006 to 2014, and executive chairman of the board and president of Dor-Alon Energy Israel (1988) Ltd. from 2005 to 2014, all of which were subsidiaries of Alon Israel. In 1976, after serving in the Israeli Air Force, he became chief executive officer of Bielsol Ltd., a privately-owned Israeli company that owns and operates gasoline stations and owns real estate in Israel. Mr. Wiessman, along with a partner in Dallas, Texas, is a founder of Gefen Capital, a venture capital fund, which is a U.S. Israeli investment fund that targets high growth Israeli startups with disruptive technologies. We believe Mr. Wiessman’s vision, business expertise, industry experience, leadership skills and devotion to community service qualify him to serve on our board of directors.

Shlomo Zohar
Mr. Zohar has served as one of our directors since May 2010, has served on the Board's Audit Committee since March 2011 and served as the chairman of the Audit Committee from November 2014 to August 2015. He has served on the Board's Compensation Committee since March 2013, has served on the NCG Committee since its inception in March 2013, served as chairman of the NCG Committee from March 2013 until November 2014 and served on the Board's Incentive Plan Committee from March 2011 until its dissolution in March 2013. Mr. Zohar has worked as an independent consultant in the financial services sector since January 2006. Between January 2006 and December 2009, Mr. Zohar served as a member and chairman of the boards of directors of Israel Discount Bank Ltd., Mercantile Discount Bank Ltd., Israel Discount Capital Markets & Investments Ltd. and Israel Credit Cards, Ltd. During this time, Mr. Zohar also served as a member and vice chairman of the board of directors of Israel Discount Bank of New York and as a member of the board of directors of Discount Bancorp, Inc. The Board believes that Mr. Zohar’s financial industry experience provides the Board with valuable expertise in the Company’s financial and accounting matters.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This “Compensation Discussion and Analysis” is intended to provide material information that is necessary to an understanding of our compensation policies and decisions regarding the individuals named in the 2017 Summary Compensation Table in this Proxy Statement. These individuals may be referred to as our “named executive officers” or “NEOs” herein. For 2017, our NEOs included the following:

•	Ezra Uzi Yemin, our President, Chief Executive Officer and Chairman of the Board;

•	Kevin Kremke, who served as Executive Vice President since April 1, 2017, and also as Chief Financial Officer from June 1, 2017;

•	Assaf Ginzburg, our Executive Vice President, who also served as Chief Financial Officer until June 1, 2017;

•	Frederec Green, our Executive Vice President and Chief Operating Officer;

•	Avigal Soreq, our Executive Vice President and Chief Commercial Officer;

•	Anthony L. Miller, our Executive Vice President – Retail; and

•	Mark D. Smith, who served as our Executive Vice President until his termination on June 27, 2017.

Compensation Overview, Objectives and Philosophy

Our NEO compensation framework in 2017 emphasized retention and recruitment in a manner that was designed to support stockholder value and reward the performance of our NEOs with reference to the overall performance of the Company. We have developed a compensation framework that is designed to:

•	Attract, motivate and retain key executives;

•	Centralize administration and control over individual compensation components;

•	Align the long-term economic interests of our executives with those of our stockholders by providing a meaningful portion of executive compensation in the form of equity awards; and

•	Reward excellence and performance by executives that increases the value of our stock and promotes an ethical culture amongst our employees.

These objectives governed the decisions that the Compensation Committee made during 2017 for compensation of our NEOs, and will govern the decisions it makes during fiscal year 2018 with respect to the amount and type of compensation payable to our NEOs. Further, we believe that these objectives strengthen our commitment to operate our business in conformity with the highest standards of ethical conduct.

Current Executive Compensation Framework

In 2013, following the sale by our former controlling stockholder Delek Group, Ltd. of shares of its controlling stake in our outstanding common stock, the Compensation Committee developed a new executive compensation framework for the Company appropriate for our status as a Company without a controlling stockholder. The Compensation Committee has continued to refine this new framework in subsequent years, and it continued to guide the Compensation Committee’s compensation decisions in 2017. In general, some of the key tenets of this new compensation framework are as follows:

•	Significant transparency and limited use of Compensation Committee discretion in the award and calculation of annual cash incentives;

•	Annual grants of long-term incentive awards; and

•	Significant use of performance awards as an element of long-term incentive compensation.

The Compensation Committee believes its shift toward performance-based compensation supports the compensation objectives and philosophy described above, including aligning the economic interests of our executives with those of our stockholders and rewarding performance that increases stockholder value. The Compensation Committee intends to consider the performance of the Company in establishing executive officer compensation.

Executive Officer Performance in 2017

As more fully described in the Company’s 2017 Annual Report on Form 10-K, 2017 marked an excellent year in the Company’s history. The Company, led by its executive officers, achieved numerous accomplishments during 2017, including:

•	Completed the acquisition of Alon USA, which increased the size of the refining operations and added a retail segment and additional logistics assets;

•	Earned $288.8 million in 2017 net income, compared to a net loss of $153.7 million in 2016;

•	Ended the year with a cash balance of $931.8 million; and

•	Returned cash to stockholders, including repurchase of approximately $25.0 million in Common Stock in 2017.

Elements of Our Compensation

The compensation framework for our NEOs consists primarily of the following three elements:

•
Fixed Compensation: Base salaries, predetermined severance, limited fringe benefits and perquisites and other benefits are primarily intended to attract and retain our NEOs by providing reliable compensation that is not contingent upon short-term or long-term objectives.

•
Annual Incentive Compensation: Performance-based annual cash bonuses are primarily intended to reward superior performance by our NEOs and support fixed compensation in attracting and retaining our NEOs.

•
Long-Term Incentive Compensation: Equity awards under the 2006 Plan and 2016 Plan are primarily intended to reward longer-term performance by our NEOs and align the long-term economic interests of our NEOs with our stockholders. Equity awards also complement each of the other two elements of our compensation by helping to attract and retain our NEOs and reward superior performance. Our primary forms of equity awards are:

o
Appreciation awards under the 2006 Plan and 2016 Plan such as SARs and NQSOs. We believe appreciation awards provide a strong link between executive compensation and increases in stockholder value because the value of an appreciation award is contingent upon an increase in the market price of our Common Stock between the grant date and the exercise date.

o
Performance-based awards under the 2006 Plan and 2016 Plan such as performance-based RSUs ("PRSUs"). We believe performance-based awards provide a strong link between executive compensation and increases in stockholder value because the value of the performance-based award is contingent upon the satisfaction of certain performance conditions during the performance period.

o
Full value awards such as RSUs under the 2006 Plan and 2016 Plan, phantom units ("DKL Phantom Units") under the Delek Logistics GP, LLC 2012 Long-Term Incentive Plan (the "Logistics LTIP") and non-plan-based awards of membership interests ("GP Membership Interests") in the general partner ("Logistics GP") of Delek Logistics Partners, LP ("Delek Logistics"). In contrast to appreciation and performance-based awards, we believe full value awards are beneficial because their value is less dependent upon market conditions and, therefore, provide a more lasting incentive for our employees to remain with us.

With regard to the mix of these elements in our NEO compensation framework, our philosophy has been to weigh more heavily toward long-term incentive compensation and less toward fixed and annual incentive compensation, and we expect this philosophy to continue. Each of these elements is discussed further below.

Compensation Setting Process

The Compensation Committee is responsible for determining the amount and mix of total compensation to be paid to our NEOs. In making these determinations for our NEOs other than Mr. Yemin, the Compensation Committee typically solicits the input and recommendations of Mr. Yemin and references external consultant studies of our compensation programs conducted contemporaneously or in recent years.

Our goal from year to year is to develop an appropriate mix of fixed, annual incentive and long-term incentive compensation to attract and retain our NEOs while simultaneously incentivizing them to exert their best efforts to maximize near-term results and longer-term value for our stockholders.

External Consultants
We believe that, in some circumstances, external compensation consultants can provide valuable assistance to us in setting NEO compensation. The Compensation Committee typically engages Aon Hewitt to provide reports related to the design and amount of NEO compensation and to evaluate achievement under performance awards. The Compensation Committee also engages Aon Hewitt to provide director compensation analyses and target compensation reports that are used to develop our director compensation framework. Finally, the Compensation Committee typically engages the compensation consultants at Findley to assist us with the development of our annual cash bonus plans and the evaluation of achievement under such plans. We expect that, from time to time, the Compensation Committee will continue to reference data and guidance provided, and to be provided, by Aon Hewitt, Findley or similar external consultants in setting NEO and director compensation. The Compensation Committee believes that both Aon Hewitt and Findley are independent of management and provide the Compensation Committee with objective guidance.

Benchmarking
We believe that effective executive compensation practices depend upon the particular facts and circumstances of each employer and should not be dictated by the practices of others. Therefore, our compensation practices for our NEOs are not designed to track any particular company or group of companies. However, we believe that referencing specific and aggregated compensation data from certain companies and groups of companies from time to time can be a useful tool in our decision making process for all areas of our compensation framework.

The Compensation Committee, with the assistance of Aon Hewitt, developed the group of independent refiners listed below (the "Comparator Group") during 2016. The Compensation Committee referred to the work performed by Aon Hewitt in 2016, though did not expressly base its compensation decisions on this work. Because these comparator companies vary in size, the Compensation Committee may consider regression analyses of their data to provide more meaningful points of reference. We may also reference unregressed data from a larger group of general industry companies with sizes similar to ours. We believe this compensation data is derived from appropriate comparative cross-sections of competitors in our industries and for our talent with market capitalization and/or operational complexity similar to ours and provides meaningful market information to be referenced from time to time in our compensation decisions. The Comparator Group consists of the following companies:

Calumet Specialty Products Partners, LP	Phillips 66
CVR Energy, Inc.	Andeavor (formerly Tesoro Corporation)
HollyFrontier Corporation	Valero Energy Corporation
Marathon Petroleum Corporation
PBF Energy, Inc.

Fixed Compensation
A significant portion of our NEOs' overall cash compensation is base salary. Generally, NEO base salaries have not been based upon specific measures of corporate performance, but are determined by the Compensation Committee with reference to each employee’s individual performance, position and responsibilities, the fixed compensation of our other NEOs and other members of senior management, competitive data and the recommendations of our Chief Executive Officer (except as it pertains to his own compensation). We generally seek to position NEO base salaries at or below the median of size-regressed data from our Comparator Group and unregressed data from other companies of similar size to us. The Compensation Committee believes that the fixed compensation paid to our NEOs is appropriate and helps achieve our objectives to attract, retain and motivate our NEOs. For a description of the base salaries and other elements of fixed compensation paid to our NEOs for 2017, please refer to the 2017 Summary Compensation Table in this Proxy Statement.

Annual Incentive Compensation
Annual cash bonuses paid to our NEOs for a fiscal year are typically determined in the first quarter of the ensuing fiscal year and are intended to reward company-wide performance and, to a lesser extent, individual performance during the year.

Compensatory Arrangements and Annual Bonuses
No compensatory arrangement with any NEO guarantees that an annual cash bonus will be paid to him each year. The decision to award annual cash bonuses to our NEOs, and the determination of the amounts thereof (if any), is the prerogative of the Compensation Committee and/or the Board.

2017 Annual Bonus Plan
In February 2017, the Compensation Committee approved an Annual Incentive Plan for the 2017 fiscal year (the “2017 Bonus Plan”) applicable to executive officers, which is the same plan applicable to other employees otherwise eligible under the 2017 Bonus Plan. Under the 2017 Bonus Plan, payment of awards under the 2017 Bonus Plan would be based on the Company’s adjusted earnings per share (“Adjusted EPS”) for the year ending December 31, 2017.

Under the 2017 Bonus Plan, no annual bonuses would be paid to our executive officers unless the Company’s Adjusted EPS for the year ending December 31, 2017 equals or exceeds $0.50. If this threshold was achieved, the 2017 Bonus Plan was to be fully funded and the Compensation Committee could further evaluate the Company’s relative performance and exercise downward discretion under the formula set forth below.

●
Financial Performance. The Compensation Committee would attribute 60% of its evaluation to the Company’s financial performance under an Adjusted EPS / relative return on invested capital (“Relative ROIC”) matrix as set forth below:

	Adjusted EPS		Relative ROIC Performance (Percentile of Peer Group)
			<25%	≥25% <50%	≥50% <75%	≥75%
	≥ $2.50		150%	175%	175%	200%
	$2.25	$2.49	125%	150%	175%	175%
	$2.00	$2.24	100%	125%	150%	175%
	$1.50	$1.99	75%	100%	125%	150%
	$1.00	$1.49	66%	75%	100%	125%
	$0.75	$0.99	50%	66%	75%	100%
	$0.50	$0.74	25%	50%	66%	75%
	< $0.50		0%	0%	0%	0%

●
Safety Metrics. The Compensation Committee would attribute 10% of its evaluation, apportioned equally, to the Company’s performance in safety as measured by each of (i) the Company’s total recordable incident rate (“TRIR”) and (ii) the Company's days away, restricted or transferred rate (“DART”).

●
Process Safety Management / Environmental Metrics. The Compensation Committee would attribute (i) 5% of its evaluation to Tier I and II events at company refining facilities under the OSHA Process Safety Management standard and (ii) 5% of its evaluation to environmental metrics which consist of (A) 3% to spills and releases, (B) 1% to flaring hours and (C) 1% to water exceedances.

●
Refinery Reliability and Utilization. The Compensation Committee would attribute the remaining 20% of its evaluation, apportioned equally, to the Company’s performance in (i) refinery operational availability as compared to the operational availability of other U.S. refineries as reported in the most recent published Solomon Associates North and South America Fuels Study at the beginning of the applicable bonus year (with the 2017 bonus year being based on the 2014 study published by Solomon Associates) and (ii) refinery utilization as compared to utilization of other U.S. refineries as reported in the most recent published Solomon Associates North and South America Fuels Study.

In February 2017, the Compensation Committee evaluated the Comparator Group to be referenced from time to time in our 2017 compensation decisions and determined that, due to the consolidation in the industry, Western Refining, Inc. and Alon USA Energy, Inc. would be removed.

In February 2018, the Compensation Committee evaluated the performance of the Company and the Comparator Group under each of the metrics described above, and determined achievement under the 2017 Bonus Plan, upon the recommendations of the Company and Aon Hewett, as follows:

•	The Company’s Adjusted EPS for the year ending December 31, 2017 of $2.35 exceeded the $0.50 threshold contained in the 2017 Bonus Plan.

•	The Company’s performance under each of the metrics described above resulted in total payout under the 2017 Bonus Plan of 143.5% of target, as follows:

o	The Company’s Adjusted EPS / Relative ROIC compared to the Comparator Group of 50% to 74% resulted in achievement of 175% of the 60% target.

o	The Company’s TRIR and DART of 1.89 and 1.43, respectively, resulted in achievement of 150% of the 10% target;

o	The Company’s Process Safety Management / Environmental Metrics resulted in achievement of 100%, 100% and 200% of the 3%, 1% and 1% targets, respectively.

o	The Company’s Refinery Reliability and Utilization resulted in achievement of 0% and 150% of the 10% and 10% targets, respectively.

Long-Term Incentives
The Compensation Committee believes that the grant of non-cash, long-term compensation, primarily in the form of long-term incentive awards, to our NEOs is appropriate to attract, motivate and retain such individuals, and enhance stockholder value through the use of non-cash, equity incentive compensation opportunities. The Compensation Committee believes that the best interests of our stockholders would be most effectively advanced by enabling our NEOs, who are responsible for our management, growth and success, to receive compensation from time to time in the form of long-term incentive awards. Because the vesting of long-term awards is based upon continued employment with us, the awards are designed to provide our NEOs with an incentive to remain with us. Since long-term awards will increase in value in conjunction with an increase in the value of our Common Stock or other performance metrics, such awards are also designed to align the interests of our NEOs and our stockholders.

Compensatory Arrangements and Long-Term Incentives
No compensatory arrangement with any NEO guarantees that long-term incentive compensation will be awarded to him each year. The decision to award long-term incentive compensation to our NEOs, and the determination of the amounts thereof (if any), is the prerogative of the Compensation Committee and/or the Board.

2006 Long-Term Incentive Plan
In anticipation of our initial public offering in 2006, our Board and then-sole stockholder adopted the 2006 Plan in April 2006, and amendments to the 2006 Plan were approved by our Board and stockholders on May 4, 2010. The 2006 Plan expired in April 2016.

2016 Long-Term Incentive Plan
On May 5, 2016, our stockholders approved our 2016 Plan. The 2016 Plan succeeds the 2006 Plan, which expired in April 2016. At December 31, 2016, the 2006 Plan provided equity-based compensation to approximately 950 of our employees, including our NEOs. The 2016 Plan allows us to grant stock options, SARs, restricted stock, RSUs, performance awards and other stock-based awards of up to 4,400,000 shares of our Common Stock to certain directors, officers, employees, consultants and other individuals who perform services for us or our affiliates.  RSU and PRSU awards under the 2016 Plan may be accompanied by dividend equivalent rights providing for a lump sum cash amount equal to the accrued dividends from the grant date of the RSU or PRSU, which is paid in cash on the vesting date.

The Compensation Committee generally administers the 2016 Plan, has discretion to select the persons to whom awards are made under the 2016 Plan and prescribes the terms and conditions of each award under the 2016 Plan. The Board also has the power to administer the 2016 Plan. With respect to the application of the 2016 Plan to non-employee directors, the Board has sole responsibility and authority for matters relating to the grant and administration of awards. For a description of the Compensation Committee’s delegation of authority to grant equity awards, you should read the narrative discussion of our Compensation Committee under the heading "Committees of the Board of Directors" in this Proxy Statement.

Equity awards under the 2016 Plan are subject to exercise or base prices equal to (or greater than) the market price of our Common Stock on the grant date. We define the market price of our Common Stock as the NYSE closing price on the date of the grant, or the last previous NYSE closing price if the date of the grant occurs on a day when the NYSE is not open for trading. In June 2010, we began using SARs, rather than NQSOs, as the primary form of appreciation awards under the 2006 Plan and we intend to continue this practice under the 2016 Plan. We believe that, over time, SARs require us to issue fewer shares under the 2016 Plan and are, therefore, likely to be less dilutive to our stockholders. Our practice has been to make initial grants of equity awards under the 2006 Plan to newly hired eligible employees, including our NEOs. Under the 2016 Plan, we intend to continue granting equity awards to newly hired employees under the 2016 Plan. In June of each year, we have also made annual grants of equity awards under the 2006 Plan to existing eligible employees in quantities less than the employee's initial grant. We intend to continue granting annual equity awards to employees under the 2016 Plan. For a description of the equity awards made under the 2016 Plan in 2017 to our NEOs and directors, you should read the narrative discussions and tables under the headings "Grants of Plan-Based Awards in 2017" and "2017 Director Compensation" in this Proxy Statement.

We intend to continue our practice of providing long-term equity-based compensation under the 2016 Plan to our employees, including our NEOs, through time-vested grants with exercise or base prices equal to (or greater than) the fair market value of our Common Stock on the grant date. We also intend to continue our practice of making initial grants to newly hired eligible employees, including future NEOs. The Compensation Committee does not currently consider gains or losses from prior equity awards in setting other elements of compensation.

More detailed information about the 2016 Plan can be found in Proposal 3, which seeks stockholder approval to increase the number of shares of Common Stock reserved for issuance under the 2016 Plan by 4,500,000 shares as more particularly described in such proposal.

Delek Logistics GP, LLC 2012 Long-Term Incentive Plan
The board of directors of Logistics GP adopted the Logistics LTIP in connection with Delek Logistics' initial public offering in 2012. The Logistics LTIP is a unit-based compensation plan for the benefit of Logistics GP's officers, directors and employees or its affiliates and any consultants, affiliates or other individuals who perform services for Delek Logistics. Because some members of the Logistics GP board of directors primarily perform services on our behalf in their roles as our executive officers, the Logistics LTIP is generally administered by the conflicts committee of the Logistics GP board of directors which is a committee comprised entirely of independent directors. The full Logistics GP board of directors may also grant awards and the conflicts committee may delegate, and has delegated to an executive officer of Logistics GP in the past, the authority to issue awards to non-Section 16 officers of Logistics GP.

The Logistics LTIP limits the number of units that may be delivered pursuant to vested awards to 612,207 common units, subject to proportionate adjustment in the event of unit splits and similar events. The Logistics LTIP permits the grant of DKL Phantom Units, unit options, restricted units, unit appreciation rights, distribution equivalent rights and other unit-based awards. DKL Phantom Units are the only form of award granted under the Logistics LTIP to date and are accompanied by distribution equivalent rights providing for a lump sum cash amount equal to the accrued distributions from the grant date of the phantom unit, which is paid in cash on the vesting date. DKL Phantom Unit awards under the Logistics LTIP will be settled with Delek Logistics common units. All of the DKL Phantom Unit awards made in 2016 were to the independent members of the Logistics GP board of directors.

Pursuant to the terms of the Logistics LTIP, upon the occurrence of an Exchange Transaction (as defined in the Logistics LTIP, and generally including a merger, consolidation, acquisition, reorganization or similar extraordinary transaction with respect to Delek Logistics), the Logistics GP board of directors may, in its discretion, accelerate the vesting of DKL Phantom Units, adjust the terms of any outstanding DKL Phantom Units, or, in the event of an Exchange Transaction in which Delek Logistics' unitholders receive equity of another entity, provide for the conversion of DKL Phantom Units into comparable awards for such entity's equity. This provision provides the potential for immediate value to our NEOs in connection with an Exchange Transaction and, therefore, aligns our NEOs' interests with those of Delek Logistics' unitholders and incentivizes our NEOs to work to maximize the value of Delek Logistics units in the event such a transaction were to occur. For a description of the terms of these arrangements see “Potential Payments Upon Termination or Change-in-Control” in this Proxy Statement.

Treatment of Delek Stock Awards, Stock Options and Stock Appreciation Rights in the Delek/Alon Merger
Pursuant to the terms of the Merger Agreement, each outstanding restricted stock award, stock appreciation right, and stock option granted under Old Delek’s long-term incentive plans, whether vested or unvested, was automatically assumed and converted into a restricted stock award, stock appreciation right, or stock option, as applicable, denominated in shares of New Delek common stock with substantially the same terms and conditions (including expiration date and vesting, exercise and dividend rights, as applicable). The exercise price and number of shares purchasable with respect to each stock appreciation right and stock option was determined in a manner consistent with the requirements of Sections 409A and 424 of the Internal Revenue Code.

Fringe Benefits, Perquisites and Severance Provisions
Our NEOs are eligible to participate in the benefit plans generally available to all of our employees, which include health, dental, life insurance, vision and disability insurance. We also sponsor a voluntary 401(k) Employee Retirement Savings Plan (“401(k) Plan”) for eligible employees (including our NEOs) administered by Wells Fargo Institutional Retirement and Trust, a business unit of Wells Fargo Bank, N.A. Employees must be at least 21 years of age with at least 1,000 hours worked to be eligible to participate in the 401(k) Plan. After the first anniversary of employment with us, we match employee contributions to the 401(k) Plan, including those by our NEOs, on a fully vested basis up to a maximum of six percent of eligible compensation.

Since the 2008 tax year, we have reimbursed our executive officers for the cost of professional preparation of their income tax returns. Because our executive officers are typically among our most highly compensated employees, their personal tax returns may be examined in connection with examinations of our tax returns. In addition, Exchange Act reporting requirements expose the executive officers’ compensation to public scrutiny. We believe that encouraging our executive officers to seek professional tax advice will mitigate the personal risks that accompany the heightened scrutiny of their compensation, provide us with a retention and recruiting tool for executive officers, and protect us from the negative publicity that could surround an executive officer’s misstatement of his or her personal income tax liabilities.

We currently have employment agreements with each of Messrs. Yemin, Green, Kremke, Ginzburg, Soreq and Miller. These employment agreements generally provide for certain benefits to and commitments from each NEO, including:

•	Provisions requiring the confidentiality of Company information obtained by the executive during his employment;

•	Non-competition and non-solicitation restrictions on the executive in the event of termination of his employment;

•
The provision of certain perquisites described above including reimbursement of certain tax preparation costs and, for Messrs. Yemin and Ginzburg, the use of a Company-owned vehicle, which perquisites are more fully described in the 2017 Summary Compensation Table in this Proxy Statement.

In addition, these employment agreements, as well as the terms of the 2006 Plan, the 2016 Plan and Logistics LTIP, may require us to provide compensation or other benefits to our NEOs in connection with certain events related to a termination of employment or an exchange transaction. For a description of the terms of these arrangements, see “Potential Payments Upon Termination or Change-in-Control” in this Proxy Statement. We have established these arrangements because we believe that providing NEOs with compensation and benefit arrangements upon termination or an exchange transaction is necessary for us to be competitive with compensation packages of other companies in our industry and assists us in recruiting and retaining talented executives. In addition, formalizing these benefits provides us with certainty in terms of our obligations to an eligible executive in the event that our relationship with any such executive is terminated.

Advisory Vote on Executive Compensation

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve every one, two or three years, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. Stockholders may also abstain from voting.

We conducted an advisory vote to approve our executive compensation at our 2017 Annual Meeting of Stockholders, and more than 98% of the votes cast were in favor of our NEO compensation as described in our proxy statement. As a result, our NEO compensation was approved (on an advisory basis) by our stockholders. Our Board determined in 2017 that our stockholders should vote on an advisory say-on-pay proposal every year, consistent with the preference expressed by our stockholders at the 2017 Annual Meeting of Stockholders.

While these votes are not binding on us, our Board or its committees, we believe it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, our compensation policy and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. Our Board and its Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our NEOs as disclosed in the proxy statement, our Board will consider our stockholders' concerns and our Compensation Committee will evaluate whether any actions are necessary to address the concerns. In addition to the advisory vote to approve our executive compensation, we encourage ongoing engagement with our stockholders on executive compensation and corporate governance issues.

Clawback Policy

Our Compensation Committee adopted a clawback policy in March 2016 (the "Clawback Policy"). Under the Clawback Policy, if (a) our consolidated financial statements are materially restated within three years of the first filing of such financial statements with the SEC, and (b) the Compensation Committee determines, in its reasonable discretion, that (i) any current or former executive officer (as defined in Rule 3b-7 promulgated by the SEC under the Exchange Act) of the Company (an “Executive”) has engaged in intentional misconduct and (ii) such misconduct caused or partially caused the need for such restatement, then the Compensation Committee may, within 12 months after the first public announcement or filing with the SEC of such a material restatement, to the extent permitted by applicable law, require that the Executive forfeit and/or return to us all or a portion of the compensation vested, awarded or received under any equity award (including any award of stock options, restricted stock, RSUs, PRSUs or other performance shares, phantom shares or SARs) during the period subject to restatement. However, any forfeiture and/or return of compensation by an Executive under the Clawback Policy will, in any event, be limited to any portion thereof that the Executive would not have received if our consolidated financial statements had been reported properly at the time of first public release or filing with the SEC. The full text of our Clawback Policy is available on our website at www.DelekUS.com.

Prohibition Against Speculative Transactions

Our Code of Business Conduct & Ethics, which applies to all of our employees and directors, prohibits speculative transactions in our stock such as short sales, puts, calls or other similar options to buy or sell our stock in an effort to hedge certain economic risks or otherwise.

Guidelines For Trades By Insiders

We maintain policies that govern trading in our common stock by officers and directors required to report under Section 16 of the Exchange Act, as well as certain other employees who may have regular access to material non-public information about us. These policies include pre-approval requirements for all trades and periodic trading “black-out” periods designed with reference to our quarterly financial reporting schedule. We also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act. To mitigate the potential for abuse, no trades are allowed under a trading plan within 30 days after adoption. In addition, we discourage termination or amendment of trading plans by prohibiting trades under new or amended plans within 90 days following a plan termination or amendment.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
Carlos E. Jordá, Chairman
William J. Finnerty
Shlomo Zohar

Chief Executive Officer Pay Ratio

The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation permit companies to use a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported below.

Ratio and Methodology
For 2017, we estimate the ratio of the annual total compensation of our CEO to the median annual total compensation of our employees as follows:

Annual total compensation of our median employee (1):	$88,955
Annual total compensation of our Chief Executive Officer, as reported below in the 2017 Summary Compensation Table:	$12,168,871
CEO Pay Ratio:	137:1
CEO Pay Ratio excluding December 10, 2017 equity grants (2):	74:1

(1)	Excludes our Chief Executive Officer and the employees referenced under “Excluded Employees” below.

(2)
Represents the CEO pay ratio excluding the December 10, 2017 restricted stock unit grants made to our Chief Executive Officer having a grant date fair value of $5,616,921, as described in more detail under “Grants of Plan-Based Awards in 2017” below. These grants replaced the annual equity grant that our Chief Executive Officer would have received in March 2018, and are viewed by the Company as a component of our Chief Executive Officer’s 2018 compensation.

To determine the median employee, we prepared a list of all active employees of the Company as of December 31, 2017 (other than our Chief Executive Officer and the excluded employees referenced below), and for that population, calculated 2017 taxable compensation. We did not make any assumptions, adjustment or estimates with respect to the compensation for the employees and we did not annualize the compensation for any full-time employees not employed by us for the full year. We selected taxable compensation to represent 2017 earnings because it includes both wages and equity compensation. Once the median employee was identified, we calculated annual total compensation for such median employee using the same methodology we use for our NEOs in the “2017 Summary Compensation Table” below.

Excluded Employees
As permitted by the SEC rules requiring disclosure of our CEO pay ratio, we have excluded from our calculation the employees of Alon USA Energy, Inc., which we acquired effective July 1, 2017. SEC rules permit the exclusion of employees of a newly-acquired entity from the calculation of the CEO pay ratio for the fiscal year in which the acquisition occurs. We estimate that there were approximately 2,609 employees as of December 31, 2017 who became our employees as part of the Delek/Alon Merger.

2017 Summary Compensation Table

The 2017 Summary Compensation Table below summarizes the compensation for the fiscal year ended December 31, 2017 (and the two prior fiscal years) for (i) our principal executive officer (Mr. Yemin), (ii) our principal financial officer (Mr. Kremke), (iii) Mr. Ginzburg, our Executive Vice President who formerly served as our principal financial officer, (iv) our three other most highly compensated executive officers for the fiscal year ended December 31, 2017 (Messrs. Green, Soreq and Miller) and (v) Mr. Smith, our former Executive Vice President. We refer to these individuals collectively herein as our “named executive officers” or “NEOs.” The footnotes to the 2017 Summary Compensation Table set forth narrative discussions of the material factors necessary to understand the information disclosed in the table.

Name Principal Position(s)	Fiscal Year	Salary*		Bonus (1)		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation (2)		All Other Compensation	Total
		($)	(%)(3)	($)	(%)(3)	($)(4)	($)	($)	(%)(3)	($)(5)	($)
Ezra Uzi Yemin President and Chief Executive Officer	2017	874,817	7.2	—	—	9,299,109 (6)	—	1,953,753	16.1	41,192	12,168,871
	2016	609,231 (7)	14.7	600,000	14.4	2,904,555	—	—	—	43,989	4,157,775
	2015	880,000	18.5	—	—	3,842,383	—	—	—	43,697	4,766,080
Kevin L. Kremke EVP and Chief Financial Officer	2017	249,038	15.8	50,000 (8)	3.2	887,998	—	282,516	17.9	111,597	1,581,149
Assaf Ginzburg EVP and former Chief Financial Officer	2017	281,269	13.1	200,000	9.3	1,360,495	—	287,197	13.4	16,740	2,145,701
	2016	375,000	26.7	300,000	21.4	677,493	—	—	—	51,675	1,404,168
	2015	347,500	10.9	—	—	2,584,561	—	—	—	243,748	3,175,809
Frederec Green EVP and Chief Operating Officer	2017	375,000	15.6	200,000	8.3	1,360,495	—	457,406	19.0	17,442	2,410,343
	2016	326,346	18.1	200,000	11.1	1,197,383	—	—	—	77,631	1,801,360
	2015	320,000	55.3	—	—	—	—	—	—	259,098	579,098
Avigal Soreq EVP and Chief Commercial Officer	2017	320,000	23.1	125,000	9.0	680,248	—	229,600	16.6	28,581	1,383,429
Anthony L. Miller EVP	2017	323,077	34.0	50,000	5.3	343,572	—	215,250	22.7	17,423	949,322
	2016	240,000	33.0	200,000	27.5	270,926	—	—	—	15,662	726,588
	2015	221,538	35.4	—	—	307,742	79,430	—	—	16,979	625,689
Mark D. Smith Former EVP	2017	203,662	17.6	—	—	343,572	—	114,800	9.9	492,832 (9)	1,154,866
	2016	320,000	49.4	40,000	6.2	270,926	—	—	—	17,034	647,960
	2015	306,154	35.0	—	—	561,008	—	—	—	6,718	873,880
*
Amounts shown represent 26 bi-weekly pay periods during each fiscal year and are not reduced to reflect the NEO's contributions, if any, to the Company’s 401(k) Plan. Amounts shown are amounts actually earned by the NEO during the applicable fiscal year and reflect, to the extent applicable, the impact of any salary adjustments during the year.

(1)
For 2017, the amounts reported in this column, reflect discretionary cash bonuses awarded by the Compensation Committee in March 2018 for 2017 service, in consideration of the Company’s successful performance in 2017, including relating to the Delek/Alon Merger and other successes described in the Compensation Discussion and Analysis above, in the following amounts: $200,000 for Mr. Ginzburg, $200,000 for Mr. Green, $125,000 for Mr. Soreq and $50,000 for Mr. Miller.

(2)	For 2017, the amounts reported in this column reflect amounts earned under the 2017 Bonus Plan.
(3)	This column represents the dollar amount as a percentage of the Total compensation amount set forth in column (j). For Mr. Smith the percentages are calculated excluding his severance amount.
(4)
Amounts in this column represent the grant date fair value of PRSUs and RSUs. The fair value of PRSUs is calculated using a Monte-Carlo simulation model, which assumes a risk-free rate of interest of 1.43%-1.93%, an expected term of 2.06-3.06 years and expected volatility of 44.03%-46.54%. The fair value of RSUs is calculated using the closing price of our Common Stock on the date of the grant. Assumptions used in the calculation of these amounts for the 2017 fiscal year are included in footnote 14 to our audited financial statements for the 2017 fiscal year included in our Annual Report on Form 10-K filed with the SEC on March 1, 2018. Because the fair value of PRSUs is calculated differently than the fair value of RSUs, the grant date fair values for PRSUs and RSUs covering identical quantities of shares may differ. If achievement of the highest level of performance conditions is assumed, the grant date fair value would be $14,698,200 for Mr. Yemin, $1,226,198 for Mr. Kremke, $2,371,094 for Mr. Ginzburg, $2,371,094 for Mr. Green, $1,185,547 for Mr. Soreq, $547,186 for Mr. Miller and $547,186 for Mr. Smith. Mr. Smith forfeited his PRSU grant in connection with his termination on June 27, 2017. The grant date fair value of each PRSU and RSU award in 2017 is set forth in the Grants of Plan-Based Awards in 2017 table on page 25.

(5)
For fiscal year 2017, this amount includes matching contributions to the Company’s 401(k) Plan in the amount of $16,200 for Mr. Yemin, $0 for Mr. Kremke, $16,200 for Mr. Ginzburg, $16,200 for Mr. Green, $16,200 for Mr. Soreq, $16,200 for Mr. Miller and $12,396 for Mr. Smith; group term life insurance premiums of $810 for Mr. Yemin, $467 for Mr. Kremke, $540 for Mr. Ginzburg, $1,242 for Mr. Green, $540 for Mr. Soreq, $1,223 for Mr. Miller and $436 for Mr. Smith. For Mr. Yemin, this amount also includes reimbursement in the amount of $24,044 for professional tax preparation fees. For Mr. Kremke, this amount also includes reimbursement in the amount of $110,992 for relocation expenses. For Mr. Soreq, this amount also includes reimbursement in the amount of $3,530 for professional tax preparation fees and $8,173 of company-provided automobile expenses. No other NEO had perquisites or other personal benefits in 2017 with an aggregate value in excess of $10,000.

(6)
This amount reflects that Mr. Yemin received his grants for both the 2017 and 2018 fiscal years in 2017. The December 2017 grants to Mr. Yemin replaced the grants he would have otherwise received in March 2018.

(7)	Reflects Mr. Yemin’s voluntary waiver of $270,769 of his base salary for fiscal 2016 pursuant to a letter agreement, dated May 5, 2016, between Mr. Yemin and the Company.
(8)	This amount represents a signing bonus paid to Mr. Kremke in connection with his hire.
(9)
In addition to the amounts listed in footnote (4) with respect to Mr. Smith, this amount includes $480,000 of severance and other termination benefits Mr. Smith received in connection with his termination on June 27, 2017.

Grants of Plan-Based Awards in 2017

The following table provides information regarding plan-based awards granted to our NEOs during fiscal year 2017.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)				Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (Per Share)	Grant Date Fair Value of Stock and Option Awards (4)
	Threshold	Target	Maximum	Grant Date	Threshold	Target	Maximum
Ezra Uzi Yemin				03/10/2017 03/10/2017 12/10/2017 12/10/2017	31,381 — 36,631 —	62,761 — 73,261 —	125,522 — 146,522 —	— 62,761 — 73,261	— — — —	— — — —	$2,182,200 $1,499,988 $3,216,891 $2,400,030
Kevin L. Kremke				06/10/2017 06/10/2017	4,746 —	9,492 —	18,984 —	— 20,889	— —	— —	$338,200 $549,798
Assaf Ginzburg				03/10/2017 03/10/2017	14,640 —	29,280 —	58,560 —	— 14,640	— —	— —	$1,010,599 $349,896
Frederec Green				03/10/2017 03/10/2017	14,640 —	29,280 —	58,560 —	— 14,640	— —	— —	$1,010,599 $349,896
Avigal Soreq				03/10/2017 03/10/2017	7,320 —	14,640 —	29,280 —	— 7,320	— —	— —	$505,300 $174,948
Anthony L. Miller				03/10/2017 03/10/2017	2,928 —	5,856 —	11,712 —	— 5,856	— —	— —	$203,613 $139,958
Mark D. Smith				03/10/2017 03/10/2017	2,928 —	5,856 —	11,712 —	— 5,856	— —	— —	$203,613 $139,958

(1)	Represents possible payouts under the 2017 Bonus Plan.
(2)
The amounts in this column reflect the threshold, target and maximum shares to be issued upon the vesting of PRSUs. The PRSUs granted to Messrs. Yemin, Miller and Smith on March 10, 2017 are subject to a performance period beginning January 1, 2017 and ending December 31, 2019. The PRSUs granted to Messrs. Ginzburg, Green and Soreq on March 10, 2017 are divided into two equal tranches, each with a performance period beginning January 1, 2017, with the performance period for one tranche ending December 31, 2018 and the other ending December 31, 2019. The PRSUs granted to Mr. Kremke on June 10, 2017 are divided into two equal tranches, each with a performance period beginning April 1, 2017, with the performance period for one tranche ending December 31, 2018 and the other ending December 31, 2019. The PRSUs granted to Mr. Yemin on December 10, 2017 are subject to a performance period beginning January 1, 2018 and ending December 31, 2020.

(3)
The amounts in this column reflect the shares to be issued upon the vesting of RSUs. The RSUs vest quarterly for three years, pro rata, except that 11,397 of the RSUs granted to Mr. Kremke on June 10, 2017 vest every six months, pro rata.

(4)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes over the expected term of the grant. Assumptions used in the calculation of this amount for the 2017 fiscal year are included in footnote 14 to our audited financial statements for the 2017 fiscal year included in our Annual Report on Form 10-K filed with the SEC on March 1, 2018. Because the fair value of PRSUs is calculated differently than the fair value of RSUs, the grant date fair values for PRSUs and RSUs covering identical quantities of shares may differ.

Narrative to the 2017 Summary Compensation Table and Grants of Plan-Based Awards in 2017 Table

Yemin Employment Agreement
On August 3, 2017, the Compensation Committee recommended, and the Board approved, an employment agreement with Mr. Yemin which became effective November 1, 2017, succeeding his prior employment agreement that expired on October 31, 2017 (the “Yemin Agreement”). The Yemin Agreement expires on October 31, 2020. Under the terms of the Yemin Agreement, Mr. Yemin continues to serve as the Company’s Chief Executive Officer and as the Chairman of the Board. The Yemin Agreement specifies that Mr. Yemin’s base salary shall be no less than the annualized equivalent of $972,500 and sets his annual bonus target for 140% of his base salary. Additionally, the Yemin Agreement provides that Mr. Yemin will be eligible to participate in our long-term incentive plans that may be in effect from time to time, including, without limitation, the 2016 Plan and the Logistics LTIP, on terms commensurate with his position and duties, as determined by the Board on an annual basis.

Under the Yemin Agreement, Mr. Yemin also leases his residence from us at fair market value and holds an option to purchase the residence from the Company at fair market value. Finally, he will continue to be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s), not to exceed $25,000 in any calendar year, and will continue to be provided the personal use of a company-owned automobile.

Under the terms of the Yemin Agreement, Mr. Yemin may receive certain benefits upon the expiration or termination of his employment. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement for further discussion of these terms.

Kremke Employment Agreement
On January 27, 2017, the Company entered into an employment agreement with Mr. Kremke (the "Kremke Agreement") effective April 1, 2017 that expires on March 31, 2021. The Kremke Agreement provides that Mr. Kremke will receive an annualized base salary of at least $350,000 and will be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s) and financial counseling during the term of the Kremke Agreement, not to exceed $25,000 in any calendar year. The Kremke Agreement also set Mr. Kremke's annual bonus target for the 2017 fiscal year at 50% of his base salary at the end of the bonus year. Additionally, the Kremke Agreement provides that Mr. Kremke will be eligible to participate in our long-term incentive plans that may be in effect from time to time, including, without limitation, the 2016 Plan and the Logistics LTIP, on terms commensurate with his position and duties, as determined by the Board on an annual basis.

Under the terms of the Kremke Agreement, Mr. Kremke may receive certain benefits upon the expiration or termination of his employment. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement for further discussion of these terms.

Ginzburg Employment Agreement
On November 2, 2016, we entered into an employment agreement effective June 1, 2017, with Mr. Ginzburg (the "Ginzburg Agreement") which expires March 31, 2020. Mr. Ginzburg’s previous employment agreement dated July 1, 2015 expired May 31, 2017.  Effective as of June 1, 2017, Mr. Ginzburg ceased to serve as our Chief Financial Officer but continued to serve the Company as an executive officer.  Pursuant to the Ginzburg Agreement, Mr. Ginzburg will devote approximately 50% of his business time to the Company through March 31, 2020.

The Ginzburg Agreement provides that Mr. Ginzburg will receive an annualized base salary of at least $237,500 and set Mr. Ginzburg's annual bonus target for the 2017 fiscal year at an amount equal to (1) 75% of his base compensation during the period from January 1, 2017 to May 31, 2017, and (2) 60% of his base compensation during the period from June 1, 2017 to December 31, 2017.  The Ginzburg Agreement sets Mr. Ginzburg’s annual bonus target for the 2018 fiscal year and each year thereafter at 60% of his base salary.  Under the Ginzburg Agreement, Mr. Ginzburg will be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s) during the term of his agreement, not to exceed $25,000 in any calendar year.  Additionally, pursuant to the Ginzburg Agreement, if Mr. Ginzburg is not eligible to participate in the Company’s benefit plans due to devoting approximately 50% of his business time to the Company, the Company will pay Mr. Ginzburg an amount in cash equal to the value of such benefits that would have otherwise been received if he were eligible to participate in the Company’s benefit plans, including, but not limited to (A) the cost of the Company to provide health care benefits for Mr. Ginzburg and his family, (B) a cash amount equal to 6% of Mr. Ginzburg's salary which he would have otherwise received in matching contributions to the Company’s 401(k) plan, and (C) the imputed value of group term life insurance premiums.  Mr. Ginzburg will also continue to be provided the personal use of a company-owned automobile.

Mr. Ginzburg may receive certain benefits upon the expiration or termination of his employment. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement for further discussion of these terms.

Green Employment Agreement
In November 2016, we entered into an employment agreement effective November 1, 2016 with Mr. Green that expires on October 31, 2020 (the "Green Agreement"). The Green Agreement provides that Mr. Green will receive an annualized base salary of at least $375,000 and will be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s) during the term of his agreement, not to exceed $25,000 in any calendar year. Additionally, the Green Agreement provides that Mr. Green will be eligible to participate in our long-term incentive plans that may be in effect from time to time, including, without limitation, the 2016 Plan and the Logistics LTIP, on terms commensurate with his position and duties, as determined by the Board in their sole discretion.

Mr. Green may receive certain benefits upon the expiration or termination of his employment. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement for further discussion of these terms.

Soreq Employment Agreement
In November 2016, we entered into an employment agreement effective November 1, 2016 with Mr. Soreq that expires on October 31, 2020 (the "Soreq Agreement"). The Soreq Agreement provides that Mr. Soreq will receive an annualized base salary of at least $320,000 and will be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s) during the term of his agreement, not to exceed $25,000 in any calendar year. Additionally, the Soreq Agreement provides that Mr. Soreq will be eligible to participate in our long-term incentive plans that may be in effect from time to time, including, without limitation, the 2016 Plan and the Logistics LTIP, on terms commensurate with his position and duties, as determined by the Board in their sole discretion.

Mr. Soreq may receive certain benefits upon the expiration or termination of his employment. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement for further discussion of these terms.

Employment Agreements with Smith and Miller
We entered into employment agreements with Mr. Smith in May 2015 and with Mr. Miller in August 2015. Mr. Smith’s agreement was effective May 1, 2015 and succeeded his offer of employment letter with us dated April 22, 2014. Mr. Miller’s agreement was effective August 3, 2015 and succeeded his prior employment agreements with us. Mr. Smith’s agreement terminated June 27, 2017.

Under the terms of the agreements, Messrs. Smith and Miller agreed to serve as Executive Vice Presidents. The agreements specify that base salaries shall be no less than the annualized equivalent of $320,000 and $240,000 for Messrs. Smith and Miller, respectively. Each of Messrs. Miller and Smith will be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s) pursuant to his respective employment agreement with us. Additionally, the agreements provide that Messrs. Smith and Miller will be eligible to participate in our long-term incentive plans that may be in effect from time to time, including, without limitation, the 2016 Plan and the Logistics LTIP, on terms commensurate with his position and duties, as determined by the Board in their sole discretion.

Mr. Miller may receive certain benefits upon the expiration or termination of employment under his employment agreement. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement for further discussion of these terms, as well as the terms applicable to Mr. Smith’s termination.

Equity Awards in 2017
In 2017, the Compensation Committee approved long-term incentive awards to our named executive officers under the 2016 Plan. The awards have two components: (i) PRSUs and (ii) time-vested RSUs. The PRSUs granted to Messrs. Yemin, Miller and Smith on March 10, 2017 are subject to a performance period beginning January 1, 2017 and ending December 31, 2019. The PRSUs granted to Messrs. Ginzburg, Green and Soreq on March 10, 2017 are divided into two equal tranches, each with a performance period beginning January 1, 2017, with the performance period for one tranche ending December 31, 2018 and the other ending December 31, 2019. The PRSUs granted to Mr. Kremke on June 10, 2017 are divided into two equal tranches, each with a performance period beginning April 1, 2017, with the performance period for one tranche ending December 31, 2018 and the other ending December 31, 2019. The PRSUs granted to Mr. Yemin on December 10, 2017 are subject to a performance period beginning January 1, 2018 and ending December 31, 2020.

The PRSUs vest at the end of the applicable performance period and are based solely on our total shareholder return ("TSR"), which we define generally as appreciation in the Company's stock price plus all dividends paid during the applicable performance period, relative to the performance of the peer group of companies identified by the Compensation Committee. Our named executive officers may earn from 0% to 200% of the PRSUs granted based on the performance standards in the table below:

Performance Level	Relative TSR	Payout (as a % of target)
Below Threshold	< 25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	≥ 75% Percentile	200%

The time-vested RSUs generally vest quarterly in equal amounts through the third anniversary of the grant date (provided the initial installment that would otherwise vest three months following the grant date will instead vest with the second installment six months following the grant date). 11,397 of the RSUs granted to Mr. Kremke on June 10, 2017 vest quarterly for eighteen months, pro rata. The time-vested RSUs are conditioned upon the employee's continued employment with the Company.

Outstanding Equity Awards at December 31, 2017

The following table provides information about the number of outstanding equity awards held by our NEOs at December 31, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units That Have Not Vested (1)	Equity Incentive Plan Awards
							Number of Unearned Shares or Units	Market or Payout Value of Unearned Shares or Units (1)
Ezra Uzi Yemin (2)	-	-	-	-	3,475 (3) 40,901 (4) 47,071 (5) 73,261 (6)	$121,417 $1,429,081 $1,644,661 $2,559,739	41,688 (3) 98,160 (4) 62,761 (5) 73,261 (6)	$1,456,579 $3,429,710 $2,192,869 $2,559,739
Kevin Kremke	-	-	-	-	15,509 (7)	$541,884	9,492 (7)	$331,650
Assaf Ginzburg	3,250 - -	0 - -	$14.25 - -	6/10/2021 - -	9,811 (8) 9,541 (9) 10,981 (10)	$342,796 $333,363 $383,676	4,790 (8) 22,896 (9) 29,280 (10)	$167,363 $799,986 $1,023,043
Frederec Green	3,250 4,875	-	$6.98 $14.25	06/10/2020 06/10/2021	10,981 (10) 32,851 (11)	$383,676 $1,147,814	29,280 (10) -	$1,023,043 -
Avigal Soreq	400 18,375 6,500	1,625	$16.21 $26.41 $34.75	6/10/2022 12/10/2022 6/10/2023	4,725 (12) 5,491 (13) -	$165,092 $191,856 -	14,640 (13) - -	$511,522 - -
Anthony L Miller	6,500 4,875 3,250	3,250	$34.75 $30.10 $36.53	6/10/2023 6/10/2024 6/10/2025	1,009 (14) 3,816 (15) 4,393 (16)	$35,254 $133,331 $153,491	2,016 (14) 9,156 (15) 5,856 (16)	$70,439 $319,911 $204,609

(1)
Amounts in this column are based upon a fair market value of $34.94 per share which was the NYSE closing price of our Common Stock on December 29, 2017, which was the last trading day of fiscal year 2017. The value of PRSUs assume settlement at the target quantities.

(2)	Amounts for Mr. Yemin do not include outstanding GP Membership Interests granted to him in December 2013.
(3)
On March 10, 2015, Mr. Yemin was granted 41,688 PRSUs and 41,688 RSUs. The PRSUs are subject to a performance period beginning January 1, 2015 and ending December 31, 2017. PRSUs were settled in 2018 and will be reported in the Company's 2019 Proxy. The final 3,475 RSUs vested on March 10, 2018.

(4)
On March 10, 2016, Mr. Yemin was granted 98,160 PRSUs and 98,160 RSUs. The PRSUs are subject to a performance period beginning January 1, 2016 and ending December 31, 2018. 57,259 of the RSUs had vested at December 31, 2017, and 8,180 will vest every three months thereafter on the tenth day of each applicable vesting month until the final tranche of 8,181 vests on March 10, 2019.

(5)
On March 10, 2017, Mr. Yemin was granted 62,761 PRSUs and 62,761 RSUs. The PRSUs are subject to a performance period beginning January 1, 2017 and ending December 31, 2019. The RSUs vest quarterly over the next three fiscal years, pro rata. 15,690 of the RSUs had vested at December 31, 2017.

(6)
On December 10, 2017, Mr. Yemin was granted 73,261 PRSUs and 73,261 RSUs. The PRSUs are subject to a performance period beginning January 1, 2018 and ending December 31, 2020. The RSUs vest quarterly over the next three fiscal years, pro rata. None of the RSUs had vested at December 31, 2017.

(7)
On June 10, 2017, Mr. Kremke was granted two tranches of 4,746 PRSUs, a grant of 9,492 RSUs, and a second grant of 11,397 RSUs. Both tranches of PRSUs are subject to a performance period beginning April 1, 2017, with the performance period for the first tranche ending on December 31, 2018 and the performance period for the second tranche ending on December 31, 2019. 5,380 of the RSUs had vested at December 31, 2017. The grant of 9,492 RSUs vest quarterly for the next three fiscal years, pro rata. The grant of 11,397 of the RSUs vest quarterly for eighteen months, pro rata.

(8)
On June 10, 2015, Mr. Ginzburg was granted 58,860 RSUs and 4,790 PRSUs. The PRSUs are subject to a performance period beginning April 1, 2015 and ending December 31, 2017. 49,049 of the RSUs had vested at December 31, 2017, and 4,905 vest every three months thereafter on the tenth day of each applicable vesting month until the final tranche of 4,906 vests on June 10, 2018.

(9)
On March 10, 2016, Mr. Ginzburg was granted 22,896 PRSUs and 22,896 RSUs. The PRSUs are subject to a performance period beginning January 1, 2016 and ending December 31, 2018. 13,355 of the RSUs had vested at December 31, 2017, and 1,908 will vest every three months thereafter on the tenth day of each applicable vesting month until the final tranche of 1,909 vests on March 10, 2019.

(10)
On March 10, 2017, each of Messrs. Ginzburg and Green was granted two tranches of 14,640 PRSUs each. Both tranches of PRSUs are subject to a performance period beginning January 1, 2017, with the performance period for one tranche ending December 31, 2018 and the other ending December 31, 2019. Each was additionally granted 14,640 RSUs on the same day. 3,659 of the RSUs had vested at December 31, 2017. The RSUs vest quarterly for the next three fiscal years, pro rata.

(11)
On December 10, 2016, Mr. Green was granted 49,275 RSUs. 16,424 of the RSUs had vested at December 31, 2017, 4,106 will vest every three months thereafter until March 10, 2019, and 4,107 will vest on each of June 10, September 10 and December 10, 2019.

(12)	On December 10, 2013, Mr. Soreq was granted 30,000 RSUs. 25,275 of the RSUs had vested at December 31, 2017. The remaining RSUs will vest in equally every three months until December 10, 2018.
(13)
On March 10, 2017, Mr. Soreq was granted two tranches of 7,320 PRSUs each. Both tranches of PRSUs are subject to a performance period beginning January 1, 2017, with the performance period for one tranche ending December 31, 2018 and the other ending December 31, 2019. Mr. Soreq was additionally granted 7,320 RSUs on the same day. 1,829 of the RSUs had vested at December 31, 2017. The RSUs vest quarterly for the next three fiscal years, pro rata.

(14)
On September 10, 2015, Mr. Miller was granted two tranches of 2,016 PRSUs each and 4,032 RSUs. Both tranches of PRSUs are subject to a performance period beginning July 1, 2015 with one ended December 31, 2016 and the other ending December 31, 2017. 3,023 of the RSUs had vested at December 31, 2017, 336 vested on March 10, 2018, 336 vests on June 10, 2018, and the final tranche of 337 vests on September 10, 2018.

(15)
On March 10, 2016, Mr. Miller was granted 9,156 PRSUs and 9,156 RSUs. The PRSUs are subject to a performance period beginning January 1, 2016 and ending December 31, 2018. 5,340 of the RSUs had vested for Mr. Miller at December 31, 2017. 763 vested March 10, 2018, and 763 will vest every three months thereafter until the final tranche of 764 vests on March 10, 2019.

(16)	On March 10, 2017, Mr. Miller was granted 5,856 PRSUs and a grant of 5,856 RSUs. 1,463 of the RSUs had vested at December 31, 2017. The RSUs vest quarterly for the next three fiscal years, pro rata.

Option Exercises and Stock Vested in 2017

The following table provides information about NQSO and SAR exercises by, and the vesting of RSUs, PRSUs and DKL Phantom Units for, our NEOs during fiscal year 2017.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Ezra Uzi Yemin	n/a	n/a	115,036	(1)	$3,154,965	(1)
Kevin L. Kremke	n/a	n/a	5,380	(2)	$176,249	(2)
Assaf Ginzburg	n/a	n/a	35,911	(3)	$997,592	(3)
Frederec Green	n/a	n/a	30,083	(4)	$868,315	(4)
Avigal Soreq	6,667	$94,138	8,129	(5)	$222,373	(5)
Anthony L. Miller	1,625	$12,171	7,069	(6)	$189,660	(6)
Mark D. Smith	n/a	n/a	6,799	(7)	$185,934	(7)

(1)    Quantities and values for these columns are comprised of the following:

NEO	Vesting Date	Shares/Units Vested	Award Type	Fair Market Value Per Share*	Fair Market Value
Yemin	01/25/2017	19,935	PRSU**	$24.18	$482,028
	03/10/2017	4,153	RSU	$23.90	$99,257
	03/10/2017	3,474	RSU	$23.90	$83,029
	03/10/2017	8,180	RSU	$23.90	$195,502
	06/10/2017	12,244	DKL Phantom Unit	$32.20	$394,257
	06/10/2017	4,154	RSU	$26.32	$109,333
	06/10/2017	3,474	RSU	$26.32	$91,436
	06/10/2017	8,180	RSU	$26.32	$215,298
	09/10/2017	3,474	RSU	$25.66	$89,143
	09/10/2017	8,180	RSU	$25.66	$209,899
	09/10/2017	10,460	RSU	$25.66	$268,404
	12/10/2017	12,244	DKL Phantom Unit	$29.75	$364,259
	12/10/2017	3,474	RSU	$32.76	$113,808
	12/10/2017	8,180	RSU	$32.76	$267,977
	12/10/2017	5,230	RSU	$32.76	$171,335

* The amounts in this column reflect the NYSE closing price of our Common Stock or Delek Logistics' common units, as applicable, on the vesting date or the last trading day prior to the vesting date.

** Reflects the PRSUs earned for the performance period that commenced on April 1, 2014 and ended on December 31, 2016, because performance targets were met.

Performance Period Completion Date	Number of Shares Acquired on Vesting	Fair Market Value Per Share	Value Realized on Vesting
12/31/2016	19,935	$24.18	$482,028

(2)    Quantities and values for these columns are comprised of the following:

NEO	Vesting Date	Shares/Units Vested	Award Type	Fair Market Value Per Share*	Fair Market Value
Kremke	12/10/2017	3,799	RSU	$32.76	$124,455
	12/10/2017	1,581	RSU	$32.76	$51,794

* The amounts in this column reflect the NYSE closing price of our Common Stock on the vesting date or the last trading day prior to the vesting date.

(3)    Quantities and values for these columns are comprised of the following:

NEO	Vesting Date	Shares/Units Vested	Award Type	Fair Market Value Per Share*	Fair Market Value
Ginzburg	03/10/2017	4,905	RSU	$23.90	$117,230
	03/10/2017	1,908	RSU	$23.90	$45,601
	06/10/2017	2,500	DKL Phantom Unit	$32.20	$80,500
	06/10/2017	4,905	RSU	$26.32	$129,100
	06/10/2017	1,908	RSU	$26.32	$50,219
	09/10/2017	4,905	RSU	$25.66	$125,862
	09/10/2017	1,908	RSU	$25.66	$48,959
	09/10/2017	2,439	RSU	$25.66	$62,585
	12/10/2017	2,500	DKL Phantom Unit	$29.75	$74,375
	12/10/2017	4,905	RSU	$32.76	$160,688
	12/10/2017	1,908	RSU	$32.76	$62,506
	12/10/2017	1,220	RSU	$32.76	$39,967

* The amounts in this column reflect the NYSE closing price of our Common Stock or Delek Logistics’ common units, as applicable, on the vesting date or the last trading day prior to the vesting date.

(4)    Quantities and values for these columns are comprised of the following:

NEO	Vesting Date	Shares/Units Vested	Award Type	Fair Market Value Per Share*	Fair Market Value
Green	06/10/2017	5,000	DKL Phantom Unit	$32.20	$161,000
	06/10/2017	8,212	RSU	$26.32	$216,140
	09/10/2017	4,106	RSU	$25.66	$105,360
	09/10/2017	2,439	RSU	$25.66	$62,585
	12/10/2017	5,000	DKL Phantom Unit	$29.75	$148,750
	12/10/2017	4,106	RSU	$32.76	$134,513
	12/10/2017	1,220	RSU	$32.76	$39,967

* The amounts in this column reflect the NYSE closing price of our Common Stock or Delek Logistics’ common units, as applicable, on the vesting date or the last trading day prior to the vesting date.

(5)    Quantities and values for these columns are comprised of the following:

NEO	Vesting Date	Shares/Units Vested	Award Type	Fair Market Value Per Share*	Fair Market Value
Soreq	03/10/2017	1,575	RSU	$23.90	$37,643
	06/10/2017	1,575	RSU	$26.32	$41,454
	09/10/2017	1,575	RSU	$25.66	$40,415
	09/10/2017	1,219	RSU	$25.66	$31,280
	12/10/2017	1,575	RSU	$32.76	$51,597
	12/10/2017	610	RSU	$32.76	$19,984
	03/08/2017	6,667	SAR	$24.77	$94,138

* The amounts in this column reflect the NYSE closing price of our Common Stock on the vesting date or the last trading day prior to the vesting date.

(6)    Quantities and values for these columns are comprised of the following:

NEO	Vesting Date	Shares/Units Vested	Award Type	Fair Market Value Per Share*	Fair Market Value
Miller	01/25/2017	1,210	PRSU**	$24.18	$29,258
	03/10/2017	336	RSU	$23.90	$8,030
	03/10/2017	763	RSU	$23.90	$18,236
	06/10/2017	336	RSU	$26.32	$8,844
	06/10/2017	763	RSU	$26.32	$20,082
	09/10/2017	336	RSU	$25.66	$8,622
	09/10/2017	763	RSU	$25.66	$19,579
	09/10/2017	975	RSU	$25.66	$25,019
	12/10/2017	336	RSU	$32.76	$11,007
	12/10/2017	763	RSU	$32.76	$24,996
	12/10/2017	488	RSU	$32.76	$15,987
	03/10/2017	1,625	SAR	$23.70	$12,171

* The amounts in this column reflect the NYSE closing price of our Common Stock on the vesting date or the last trading day prior to the vesting date.

** Reflects the PRSUs earned for the performance period that commenced on April 1, 2014 and ended on December 31, 2016, because performance targets were met.

Performance Period Completion Date	Number of Shares Acquired on Vesting	Fair Market Value Per Share	Value Realized on Vesting
12/31/2016	1,210	$24.18	$29,258

(7)    Quantities and values for these columns are comprised of the following:

NEO	Vesting Date	Shares/Units Vested	Award Type	Fair Market Value Per Share*	Fair Market Value
Smith	03/10/2017	571	RSU	$23.90	$13,647
	03/10/2017	763	RSU	$23.90	$18,236
	06/10/2017	571	RSU	$26.32	$15,029
	06/10/2017	763	RSU	$26.32	$20,082
	09/10/2017	571	RSU	$25.66	$14,652
	09/10/2017	763	RSU	$25.66	$19,579
	09/10/2017	975	RSU	$25.66	$25,019
	12/10/2017	571	RSU	$32.76	$18,706
	12/10/2017	763	RSU	$32.76	$24,996
	12/10/2017	488	RSU	$32.76	$15,987

* The amounts in this column reflect the NYSE closing price of our Common Stock on the vesting date or the last trading day prior to the vesting date.

Potential Payments Upon Termination or Change-In-Control

The following tables disclose the estimated payments and benefits that would be provided to each of our NEOs, applying the assumptions that each of the triggering events relating to termination of employment and changes in control described in their respective employment agreements, the 2006 Plan, the 2016 Plan and the Logistics LTIP took place on December 31, 2017 and their last day of employment was December 31, 2017. These amounts are in addition to benefits payable generally to our salaried employees. Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ. Factors that could affect these amounts include the timing during the year of any such event and the fair market values of our Common Stock and Delek Logistics' common units.

Termination of Employment (1)	Yemin (2)	Ginzburg (3)	Green (4)	Kremke (5)	Soreq (6)	Miller (7)
Severance Payment	$6,029,500	$1,503,125	$1,000,000	$700,000	$640,000	$600,000
COBRA	$29,300	$19,534	$19,534	$19,534	$19,534	$19,534
Accrued/Unused Vacation	$3,740	$25,523	$60,481	$16,154	$35,692	$33,462
Accelerated RSUs	$1,485,125	$1,029,577	$372,216	$188,012	$152,688	$110,900
Accelerated PRSUs	$234,182	$1,652,522	$426,268	$98,538	$213,134	$276,687
Accelerated SARs	-	-	-	-	-	$7,865
TOTAL	$7,781,847	$4,230,281	$1,878,499	$1,022,238	$1,061,048	$1,048,448

Change-In-Control (8)	Yemin (9)	Ginzburg (10)	Green (11)	Kremke (12)	Soreq (13)	Miller (14)
Severance/Change-In-Control Payment	$8,363,500	$1,831,250	$1,700,000	$1,225,000	$1,120,000	$1,050,000
COBRA	$29,300	$19,534	$19,534	$19,534	$19,534	$19,534
Accrued/Unused Vacation	$3,740	$25,523	$60,481	$16,154	$35,692	$33,462
Accelerated RSUs	$1,485,125	$1,029,577	$372,216	$188,012	$152,688	$110,900
Accelerated PRSUs	$234,182	$1,652,522	$426,268	$98,538	$213,134	$276,687
Accelerated NQSOs/SARs	-	-	-	-	-	$7,865
TOTAL	$10,115,847	$4,558,406	$2,578,499	$1,547,238	$1,541,048	$1,498,448

(1)
The "Termination of Employment" table assumes that (a) we terminated the NEO’s employment without cause effective December 31, 2017 when the fair market value of our Common Stock was $34.94 per share, (b) any required advance notice provisions had been satisfied, (c) the vesting of equity awards under the 2006 Plan and 2016 Plan were accelerated by our Board pursuant to any applicable employment agreement provisions (including the prorated acceleration of PRSUs at target quantities), and (d) the vesting of equity awards under the Logistics LTIP were not accelerated because the Logistics GP board is not bound by the employment agreements with our NEOs.

(2)	Assumes acceleration of 42,505 unvested RSUs and 234,182 unvested PRSUs.
(3)
Assumes acceleration of 29,467 unvested RSUs and 47,296 unvested PRSUs. As discussed below under "Ginzburg Employment Agreement", the amounts in this column are calculated as if Mr. Ginzburg continued to be employed until January 1, 2019.

(4)	Assumes acceleration of 10,653 unvested RSUs and 29,280 unvested PRSUs.
(5)	Assumes acceleration of 5,381 unvested RSUs and 9,492 unvested PRSUs.
(6)	Assumes acceleration of 4,370 unvested RSUs and 14,640 unvested PRSUs.
(7)
Assumes acceleration of 3,174 unvested RSUs, 15,012 unvested PRSUs, and 1,625 SARs with an exercise price of $30.10. The acceleration of SARs on December 31, 2017 with an exercise price of $36.53 would have provided no value because the SAR exercise price exceeded the fair market value of our Common Stock.

(8)
The "Change-In-Control" table assumes that an “exchange transaction” (as described under the heading "2006 Long-Term Incentive Plan" below) and "change in control" (as described under the heading "2016 Long-Term Incentive Plan" below) occurred on December 31, 2017 when the fair market values of our Common Stock and Delek Logistics' common units were $34.94 per share and $31.70 per unit, respectively, and, as a result, the NEO's employment is terminated and our Board and the Logistics GP board of directors decided that all outstanding plan-based and other equity awards should become fully vested (including PRSUs at target values) and participate in the transaction value of the shares covered by the award (e.g., by exercise or cash out).

(9)	Assumes acceleration of 42,505 unvested RSUs and 234,182 unvested PRSUs.
(10)
Assumes acceleration of 29,467 unvested RSUs and 47,296 unvested PRSUs. As discussed below under "Ginzburg Employment Agreement", the amounts in this column are calculated as if Mr. Ginzburg continued to be employed until January 1, 2019.

(11)	Assumes acceleration of 10,653 unvested RSUs and 29,280 unvested PRSUs.
(12)	Assumes acceleration of 5,381 unvested RSUs and 9,492 unvested PRSUs.
(13)	Assumes acceleration of 4,370 unvested RSUs and 14,640 unvested PRSUs.
(14)
Assumes acceleration of 3,174 unvested RSUs, 15,012 unvested PRSUs, and 1,625 SARs with an exercise price of $30.10. The acceleration of SARs on December 31, 2017 with an exercise price of $36.53 would have provided no value because the SAR exercise price exceeded the fair market value of our Common Stock.

Narrative to the Potential Payments Upon Termination or Change-In-Control Tables

Yemin Employment Agreement
The Yemin Agreement contains certain provisions relating to the termination of his employment. If Mr. Yemin’s employment is terminated by the Company without Cause (as defined in the Yemin Agreement) or is terminated by Mr. Yemin for Good Reason (as defined in the Yemin Agreement) other than in the context of a Change in Control (as defined in the Yemin Agreement), Mr. Yemin will be entitled to receive (i) an amount equal to the product of (A) the sum of Mr. Yemin’s base salary and target annual bonus, in each case as in effect immediately prior to the notice of termination (the “Separation Base Amount”) and (B) two; (ii) the costs of continuing COBRA health insurance coverage for Mr. Yemin’s family for 18 months following termination (the “Health Benefit Continuation”); (iii) the annual bonus to which Mr. Yemin would have otherwise been entitled if his employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year (the “Post-Employment Annual Bonus”); and (iv) the immediate vesting of unvested equity awards granted to Mr. Yemin under the Company’s long-term incentive plans but, in the case of performance awards, only to the extent that the applicable performance period has elapsed through the date of termination and, in the case of other awards, only to the extent that the awards would have otherwise vested within six months following the date of termination.

The Yemin Agreement also contains a "double trigger" change in control provision. If within two years following a Change in Control Mr. Yemin’s employment is terminated by the Company other than for Cause or by Mr. Yemin for Good Reason, Mr. Yemin will be entitled to receive (i) an amount equal to the product of the Separation Base Amount multiplied by three; (ii) the Health Benefit Continuation; (iii) the Post-Employment Annual Bonus; and (iv) the immediate vesting of all unvested equity awards granted to Mr. Yemin under the Company’s long-term incentive plans.

The Yemin Agreement also provides Mr. Yemin with the option to purchase his residence from us following the termination of his employment (other than termination for Cause) for 18 months following the termination. Under the terms of the option, Mr. Yemin may purchase the residence at a price equal to the fair market value of the residence at the time of purchase. We do not believe that the option would have provided a quantifiable benefit to Mr. Yemin if he had exercised the option on December 31, 2017 because the option does not allow him to purchase the residence at less than fair market value.

If Mr. Yemin’s employment terminates because of his death, he will not be entitled to the Seperation Base Amount. However, he would receive the Health Benefit Contiuation, the Post-Employment Annual Bonus, and the immediate vesting of unvested equity awards granted to Mr. Yemin under the Company’s long-term incentive plans but, in the case of performance awards, only to the extent that the applicable performance period has elapsed through the date of termination and, in the case of other awards, only to the extent that the awards would have otherwise vested within six months following the date of termination. Also, pursuant to our standard policies, Mr. Yemin’s beneficiaries would receive a death benefit equal to 1.5 times Mr. Yemin’s salary at the time of death. Please see the narrative discussion following the 2017 Summary Compensation Table and Grants of Plan Based Awards in 2017 table in this Proxy Statement for further discussion of the material terms of the Yemin Agreement.

Ginzburg Employment Agreement
The Ginzburg Agreement contains provisions which may provide certain benefits to him upon the termination of his employment or a change in control. Upon the termination of his employment by the Company without Cause (as defined in the Ginzburg Agreement) or by Mr. Ginzburg for Good Reason (as defined in the Ginzburg Agreement) other than in the context of a Change in Control (as defined in the Ginzburg Agreement), Mr. Ginzburg will be entitled to receive (i) an amount equal to the sum of $375,000 and his target annual bonus as in effect on November 2, 2016 (the “Ginzburg Separation Payment”) multiplied by 1.5, (ii) the costs of continuing COBRA health insurance coverage for Mr. Ginzburg’s family for 12 months following termination (the “Ginzburg Health Benefit Continuation”), (iii) the annual bonus to which Mr. Ginzburg would have otherwise been entitled if his employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year (the “Ginzburg Post-Employment Annual Bonus”), and (iv) the immediate vesting of unvested equity awards granted to Mr. Ginzburg under the Company’s long-term incentive plans but, in the case of performance awards, only to the extent that the applicable performance period has elapsed through the date of termination and, in the case of other awards, only to the extent that the awards would have otherwise vested within six months following the date of termination. If within two years following a Change in Control (as defined in the Ginzburg Agreement) Mr. Ginzburg's employment is terminated by the Company other than for Cause (as defined in the Ginzburg Agreement) or by Mr. Ginzburg for Good Reason (as defined in the Ginzburg Agreement), Mr. Ginzburg will be entitled to receive (i) an amount equal to the Ginzburg Separation Payment multiplied by two, (ii) the Ginzburg Health Benefit Continuation, (iii) the Ginzburg Post-Employment Annual Bonus and (iv) the immediate vesting of all unvested equity awards granted to Mr. Ginzburg under the Company’s long-term incentive plans. Furthermore, in the event that Mr. Ginzburg is terminated by the Company without Cause prior to January 1, 2019, the Ginzburg Agreement provides that the amounts described above will be calculated as if his employment continued until January 1, 2019.

Green, Kremke, Miller and Soreq Employment Agreements
We also have employment agreements (the "Agreements") with Messrs. Green, Kremke, Miller and Soreq which may provide certain benefits to them upon the termination of their employment or a change in control. Upon the termination of his employment by the Company without Cause (as defined in the Agreements) or by the executive for Good Reason (as defined in the Agreements) other than in the context of a Change in Control (as defined in the Agreements), the terminated executive will be entitled to receive (i) an amount equal to the sum of the executive’s base salary and target annual bonus, in each case as in effect immediately prior to the notice of termination (the “Separation Base Amount”), (ii) the costs of continuing COBRA health insurance coverage for the executive’s family for 12 months following termination (the “Health Benefit Continuation”), (iii) the annual bonus to which the executive would have otherwise been entitled if his employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year (the “Post-Employment Annual Bonus”), and (iv) the immediate vesting of unvested equity awards granted to the executive under the Company’s long-term incentive plans but, in the case of performance awards, only to the extent that the applicable performance period has elapsed through the date of termination and, in the case of other awards, only to the extent that the awards would have otherwise vested within six months following the date of termination. If within two years following a Change in Control (as defined in the Agreements) the executive's employment is terminated by the Company other than for Cause (as defined in the Agreements) or by the executive for Good Reason (as defined in the Agreements), the terminated executive will be entitled to receive (i) an amount equal to the Separation Base Amount multiplied by two, (ii) the Health Benefit Continuation, (iii) the Post-Employment Annual Bonus and (iv) the immediate vesting of all unvested equity awards granted to the executive under the Company’s long-term incentive plans.

Smith Employment Agreement and Termination
Prior to his termination on June 27, 2017, we also had an employment agreement with Mr. Smith that provided the same benefits described above under Green, Kremke, Miller and Soreq Employment Agreements. His termination was treated as a termination without Cause for purposes of his employment agreement. In connection with his termination he received the following amounts: $480,000, representing 1x his base salary and target bonus for 2017; $114,800, representing his earned bonus amount for 2017; and $7,164 to cover COBRA health insurance coverage. Additionally, the vesting of 4,131 RSUs scheduled to vest within six months of his termination was accelerated, which RSUs had a value of $108,150 on the date of his termination based on the closing price of our common stock on June 27, 2017 of $26.18.

GP Membership Interests
In March 2013, we granted Messrs. Yemin, Ginzburg and Green awards of 1.0%, 0.2% and 0.2% GP Membership Interests, respectively; and, in connection with the negotiation of the Yemin Agreement, we granted Mr. Yemin an additional 4.0% GP Membership Interest. As members of Logistics GP, Messrs. Yemin, Ginzburg and Green participate in its profits and losses from operations, distributions from operations and liquidation value. Logistics GP is entitled to distributions in respect of its 2.0% general partner interest and its incentive distribution rights in Delek Logistics. Any Logistics GP distributions payable to its members while GP Membership Interests are unvested will be paid in arrears upon the vesting of such interest.

All GP Membership Interests are subject to restrictions on transfer under Logistics GP's limited liability company agreement. In particular, the GP Membership Interests are subject to call, put, drag-along and tag-along rights. The call right allows the Company to repurchase the GP Membership Interests upon the termination of the NEO's employment and thereby reverse any dilutive effect of the award if performance falters. Upon termination for any reason other than for Cause, the put right enables the NEO to require the Company to repurchase his GP Membership Interests, if vested, at fair market value. If any of Messrs. Yemin, Ginzburg or Green is terminated for Cause (as defined in their respective employment agreements), the terminated executive will forfeit his entire GP Membership Interest, whether vested or unvested. Upon termination for any reason other than for Cause, the terminated executive will have the right to require Logistics GP to repurchase the GP Membership Interest, if vested, and Logistics GP will have the right to repurchase the interest, in each case, at its fair market value, determined in accordance with Logistics GP's limited liability company agreement. In addition, Logistics GP, in its sole discretion, can cause the GP Membership Interests to vest upon an Exchange Transaction (as defined in Logistics GP's limited liability company agreement). The GP Membership Interests held by Messrs. Yemin, Ginzburg and Green are fully vested.

2006 Long-Term Incentive Plan
Under the 2006 Plan and the applicable award agreements, equity awards that are not vested at the time the participant’s employment terminates will generally be immediately forfeited unless our Board or Compensation Committee determines otherwise. NQSOs and SARs that are vested but unexercised at the time of termination of employment will generally be forfeited unless they are exercised before the earlier of 30 days after such termination or the expiration of the award; however, the 15,000 NQSOs remaining from the NQSOs granted to Mr. Green under his 2009 employment agreement will be forfeited unless they are exercised before the earlier of one year after such termination or the expiration of the award on June 10, 2019.

If an “exchange transaction” (as defined in the 2006 Plan) occurs with respect to our Common Stock, then, unless other arrangements are made, unvested awards granted under the 2006 Plan may be treated under either of two alternatives. Such unvested awards may be converted into economically equivalent awards with respect to the stock of the acquiring or successor company, or they may become fully vested and participate in the transaction value of the shares covered by the award (e.g., by exercise or cash out). Subject to the above, the disposition of unvested awards under the 2006 Plan in the event of an exchange transaction will be determined by our Board, in its discretion. For the purposes of the 2006 Plan, an “exchange transaction” includes certain mergers or other transactions which result in the holders of our Common Stock receiving cash, stock or other property in exchange for or in connection with their shares of our Common Stock. For an illustration of the value of accelerated equity awards under the 2006 Plan and the Logistics LTIP assuming that an “exchange transaction” occurred on December 31, 2017 , please see the “Change-In-Control” table above which assumes the acceleration of 164,708, 30,333, and 9,218 RSUs and 275,870, 56,966, and 17,028 PRSUs for Messrs. Yemin, Ginzburg, and Miller, respectively.

2016 Long-Term Incentive Plan
Under the 2016 Plan and the applicable award agreements, equity awards that are not vested at the time the participant’s employment terminates will generally be immediately forfeited unless our Board or Compensation Committee determines otherwise. NQSOs and SARs that are vested but unexercised at the time of termination of employment will generally be forfeited unless they are exercised before the earlier of 30 days after such termination or the expiration of the award.

Upon the occurrence of a change in control (as defined in the 2016 Plan), outstanding awards will be adjusted or substituted in accordance with the terms of the 2016 Plan. If the participant does not receive a replacement award with respect to any outstanding award as of the change in control, then each such outstanding award will become fully vested and, if applicable, exercisable and any restrictions applicable to such award will lapse. For awards subject to performance goals, if the participant does not receive a replacement award, payout at a change in control will be based upon the greater of (i) a pro rata portion of the amount payable based upon “target” performance under the applicable performance goals or (ii) the amount payable based on actual performance level had the performance period ended on the date of the change in control. If a participant terminates his or her employment for Good Reason (as defined in the 2016 Plan), the participant is involuntarily terminated for reasons other than for cause, or the participant’s employment terminates due to the participant’s death or disability during the two-year period commencing on the date of a change in control, then (A) all replacement awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (B) all stock options held by the participant immediately before such termination of employment that the participant also held as of the date of the change in control or that constitute replacement awards will remain exercisable for not less than two years following such termination of employment or until the expiration of the stated term of such stock option, whichever period is shorter (provided, however, that if the applicable award agreement provides for a longer period of exercisability, that provision will control). For an illustration of the value of accelerated equity awards under the 2016 Plan assuming that a “change in control” occurred on December 31, 2017, please see the “Change-In-Control” table above which assumes the acceleration of RSUs as set forth in the corresponding footnotes.

PROPOSAL 2

ADVISORY RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION PROGRAM FOR OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our stockholders to vote to approve every one, two or three years, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. Stockholders may also abstain from voting.

We are asking our stockholders to indicate their support for the compensation of our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation paid to our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the United States Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, other related tables and disclosure, and narrative discussion, all as set forth under the caption “Executive Compensation” in the Proxy Statement.”

Vote Required
The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, in which a quorum being present is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

The “say-on-pay” vote is advisory, and therefore is not binding on us, the Compensation Committee or the Board. However, the Board and its committees value the opinions of the stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, will consider the stockholders’ concerns and the Board and its committees will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” the approval of the above resolution.

 PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 PLAN TO INCREASE THE RESERVATION OF COMMON STOCK FOR ISSUANCE THEREUNDER BY 4,500,000 SHARES

Our Board adopted the 2016 Plan effective May 5, 2016, and the Company’s stockholders adopted the 2016 Plan at the Company’s 2016 annual meeting of stockholders. The 2016 Plan as adopted by the Board and stockholders initially authorized the issuance of up to 4,400,000 shares of common stock. We are seeking stockholder approval in order to amend the 2016 Plan to increase the total number of shares of our common stock available for issuance thereunder by 4,500,000 shares. The Board approved the proposed increase in the number of shares reserved for issuance under the 2016 Plan subject to stockholder approval in February 2018. Capitalized terms used in this Proposal 3 but not defined herein shall have the meaning ascribed to such terms in the 2016 Plan.

Purpose of the Plan and Reasons for the Proposed Amendment

As described above, we are seeking stockholder approval of the amendment to increase the number of shares issuable pursuant to the 2016 Plan by 4,500,000 shares. As of March 19, 2018, there were 1.5 million shares estimated remaining available for issuance under the 2016 Plan. In determining the amount of the increase contemplated by the proposed amendment to the 2016 Plan, the Board has taken into consideration that the proposed increase would represent only a small percentage of the total shares outstanding and the desirability and importance of being able to continue to grant awards that are comparable to those of our peer companies.

The 2016 Plan is designed to attract and retain nonemployee directors, employees and consultants and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under the 2016 Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company. Upon stockholder approval, additional shares of common stock will be reserved for issuance under the 2016 Plan, which will enable us to continue to grant equity awards to our employees, non-employee directors and consultants at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving its business objectives and thereby creating greater value for all our stockholders. In addition to the crucial role we believe such grants play in attracting and retaining talented individuals, we believe that the equity compensation granted under the 2016 Plan serves the important function of aligning the interests of Participants with our other stockholders and focusing such Participants on the long-term growth of the Company.

The terms of the 2016 Plan are summarized below, and the full text of 2016 Plan is set forth as Exhibit 99.1 to our Registration Statement on Form S-8 filed with the SEC on June 1, 2016. The full text of the proposed amendment to the 2016 Plan is set forth as Appendix A to this Proxy Statement. It is intended that awards under the 2016 Plan comply with or are exempt from Section 409(a) of the Internal Revenue Code of 1986, as amended (the “Code”). It is further intended that any incentive stock options awarded under the 2016 Plan comply with Section 422 of the Code.

Summary of the 2016 Plan

Eligibility
The Company’s Employees, Non-Employee Directors and Consultants are eligible to receive awards under the 2016 Plan at the discretion of the Board or its designated committee. As of March 19, 2018, we had approximately 11 executive officers, 1,313 employees and five Non-Employee Directors eligible to receive awards under the 2016 Plan. We do not issue awards to consultants.

Administration and Authority
The 2016 Plan as it affects Employee Awards and Consultant Awards is administered by a committee designated by the Board to administer the 2016 Plan (the “Committee”). The Committee has authority to, among other things:

•	interpret the 2016 Plan and adopt the rules, regulations and guidelines it deems necessary to carry out the 2016 Plan pursuant to its terms;

•	determine the exercise price of awards and the dates on which they become exercisable;

•	provide for the extension of the exercisability of an Employee Award or Consultant Award;

•	accelerate the vesting or exercisability of an Employee Award or Consultant Award;

•	eliminate or make less restrictive any restrictions applicable to an Employee Award or Consultant Award;

•
waive any restriction or other provision of the 2016 Plan applicable to an Employee Award or Consultant Award or otherwise amend or modify an Employee Award or Consultant Award, subject to limitations; and

•
correct any defect, supply any reconciliation or reconcile any inconsistency in the 2016 Plan or applicable Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of the 2016 Plan.

The Board has the same power, duties and authority to administer the 2016 Plan with respect to Director Awards as the Committee has with respect to Employee Awards and Consultant Awards. Plan-related functions may be delegated by the Board or by the Committee, subject to the requirements of applicable law.

Shares Available Under the 2016 Plan. Awards settled in shares other than through stock options or stock appreciation rights (“SARs”) (such as restricted stock and RSUs) are counted against the 2016 Plan's overall share limit as 2.28 shares for each share subject to such award. Stock options and SARs count against the overall share limit as one share. The shares reserved under the 2016 Plan are subject to adjustment to reflect certain transactions and events specified in the 2016 Plan. Shares covered by the unexercised portion of an award that terminates, expires or is canceled or settled in cash, shares forfeited or repurchased under the 2016 Plan and shares withheld or surrendered in order to satisfy the exercise price of an option or the tax withholding obligations associated with the exercise, vesting or settlement of an award will again become available for issuance under the 2016 Plan, on the same basis as such shares counted against the overall number of shares available for grant. Additionally, only the net number of shares of Common Stock issued in settlement of a SAR or net settlement of a Stock Option count against the 2016 Plan's overall share limit.

Employee Awards. At the discretion of the Committee, employees may be granted awards under the 2016 Plan in the form of options to purchase shares of our Common Stock, SARs, restricted stock awards, RSU awards and other forms of stock-based awards.

Stock Options. A stock option is a right to purchase shares of our Common Stock at a price fixed on the grant date, subject to vesting and other restrictions and conditions as determined by the Committee. Options granted under the 2016 Plan may be “incentive stock options” (“ISOs”) or “non-qualified stock options” (“NQSOs”) under the Code, depending upon the terms of the options and their designation by the Committee. The option exercise price per share may not be less than the fair market value per share of our Common Stock on the option grant date. The exercise price of any stock option must be paid in full at or before the time the stock is delivered to the optionee. The price may be paid in cash or, if permitted by the Committee and elected by the optionee, by means of tendering (either by actual delivery or by attestation) previously owned shares of Common Stock or shares issued pursuant to an award under the 2016 Plan. No dividends or dividend equivalents will be paid with respect to any stock options. No option may be exercisable after the tenth anniversary of the option grant date.

SARs. A stock appreciation right, or SAR, entitles a participant to receive upon exercise a payment equal to the difference between the base price of the SAR and the market price of our Common Stock on the date of exercise. The settlement of a SAR may be in the form of cash, shares, or a combination of cash and shares. A SAR may be granted to the holder of a stock option with respect to all or a portion of the shares of Common Stock subject to such stock option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the stock option or the SAR, but not both. The base price of a SAR may not be less than the fair market value of our Common Stock on the grant date. No dividends or dividend equivalents will be paid with respect to any stock options. No SARs may be exercised after the tenth anniversary of the grant date. SARs are generally less dilutive than stock options because the SAR holder is not entitled to purchase the underlying shares. While a stock option holder typically realizes the appreciation in stock value by purchasing each underlying share at the fixed price and selling each underlying share at the market price, a SAR holder realizes the same appreciation without purchasing the underlying shares. As a result, a SAR is typically settled by issuing a quantity of shares that is significantly less than the quantity of shares covered by the SAR. We believe the anti-dilutive nature of SARs make them an attractive alternative to stock options. Also, unlike stock options, we can reserve the right to settle SARs in cash. SARs have been our preferred form of appreciation award under the 2006 Plan since June 2010 and we expect this to continue under the 2016 Plan.

Restricted Stock. Restricted stock is Common Stock that is issued subject to transfer restrictions and vesting, forfeiture and other conditions, as determined by the Committee. Shares of restricted stock generally vest upon satisfaction of specified performance conditions established by the Committee and/or the participant’s continuing employment or other service for a specified period of time. Unless otherwise determined by the Committee, the holder of a restricted stock award is entitled to vote the shares of restricted stock covered by the award and to receive the dividends paid on the shares (which may also be subject to vesting and other conditions). We have not granted any restricted stock awards under the 2016 Plan.

RSUs. An RSU award consists of the right to receive shares of our Common Stock in the future, subject to vesting, forfeiture and other conditions, as determined by the Committee. An RSU will generally vest upon satisfaction of specified performance conditions established by the Committee and/or the participant’s continuing employment or other service for a specified period of time. The holder of an RSU has no rights as a stockholder with respect to the underlying shares unless and until the award vests and the award is settled in shares. However, the Committee may provide for the payment of dividend equivalents in the form of cash or shares in an amount equal to the dividends that would have been payable if the shares were outstanding (which may also be subject to vesting and other conditions). RSUs have been our preferred form of full value award since the adoption of the 2006 Plan, and we expect this to continue under the 2016 Plan.

Other Stock-Based Awards. The Committee may grant other forms of awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our Common Stock. These awards may include, for example, stock bonuses, dividend equivalents (either alone or in conjunction with other awards), convertible or exchangeable debt securities, and other rights convertible or exchangeable into shares.

Cash Award. The 2016 Plan also provides for the granting of cash awards to employees, consultants and non-employee directors. The terms, conditions and limitations applicable to any cash awards granted pursuant to the 2016 Plan will be determined by the Committee.

Performance Awards. Under the 2016 Plan, we are permitted to make various types of performance-based awards that may or may not be intended to meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. The Committee may condition the grant, exercise, vesting or settlement of equity-based awards and the grant, vesting or payment of annual and long-term cash incentive awards on the achievement of specified performance goals. The applicable performance period for measuring achievement of specified performance goals may be any period designated by the Committee. A performance goal established in connection with an award must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date when fulfillment is substantially uncertain, but not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period, and (3) based on business criteria such as total revenue, operating income, and cash flow, among other things.

In making awards intended to meet the standards of qualified performance-based compensation exempt from the deduction limitations set forth in Section 162(m) of the Code, the Committee may base a performance goal that may be applied to the employee, one or more business units, divisions or geographic regions of the Company, the Company as a whole, or by comparison to a peer group of companies, and will include one or more of the following:

•	total revenue or any key component thereof;

•
operating income, pre-tax or after-tax income from continuing operations; earnings before interest, taxes and amortization (i.e., EBITA); earnings before interest, taxes, depreciation and amortization (i.e., EBITDA); or net income;

•	cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

•	earnings per share or earnings per share from continuing operations (basic or diluted);

•	return on capital employed, return on invested capital, return on assets or net assets;

•	after-tax return on stockholders’ equity;

•	economic value created;

•	operating margins or operating expenses;

•	value of the Common Stock or total return to stockholders;

•	value of an investment in the Common Stock assuming the reinvestment of dividends;

•
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, geographic business expansion goals, cost targets, environmental goals, safety goals, asset utilization goals, ethics and compliance goals, management of employment practices and employee benefits, supervision of litigation, information technology goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. The Committee may provide that any such performance award may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary items and/or nonrecurring, unusual or special items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders, Form 10-K or Form 10-Q for the applicable period, (f) acquisitions or divestitures, (g) foreign exchange gains and losses and (h) hedging activities.

Employee Award Limitations. Under the 2016 Plan, no employee may be granted during any calendar year: (a) stock options and/or SARs covering more than 2,500,000 shares of Common Stock; (b) stock awards covering more than 1,000,000 shares of Common Stock; or (c) cash awards (including performance awards) in respect of any calendar year having a value determined on the grant date in excess of $5,000,000.

Consultant Award. The Committee may make NQSO awards, SAR awards, stock awards, performance awards or cash awards available under the 2016 Plan to a consultant providing services to the Company or one of its subsidiaries.

Nonemployee Director Awards. At the discretion of the Board of Directors, nonemployee directors may be granted awards under the 2016 Plan in the form of NQSOs, SARs, stock awards, performance awards or cash awards. These discretionary awards to directors may be granted singly, in combination, or in tandem. The aggregate grant value of awards to any individual nonemployee director may not exceed $500,000 in any calendar year. For a description of the equity awards we have made and expect to make to our nonemployee directors, you should read the narrative under the caption "Director Compensation" in this Proxy Statement.

Deferred Payment. At the discretion of the Compensation Committee, amounts payable in respect of awards granted under the 2016 Plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

Timing and Pricing of Equity Awards. Our practice has been to make initial grants of equity awards under the 2016 Plan to newly hired eligible employees, including our NEOs. In June of each year, we have also made annual grants of equity awards under the 2006 Plan to existing eligible employees in quantities less than the employee’s initial grant. We intend to continue granting annual equity awards to employees under the 2016 Plan. The initial equity awards are designed to assist in recruitment and retention. In addition, the initial equity awards provide our new employees with an immediate stake in our performance and are intended to immediately align the interests of our directors, employees and stockholders by providing a direct incentive for directors and employees to focus on stockholder value and regulatory compliance.

Equity awards under the 2016 Plan are subject to exercise or base prices equal to (or greater than) the fair market value of our Common Stock on the grant date. We define the fair market value of our Common Stock as the NYSE closing price on the date of the grant, or the last previous NYSE closing price if the date of the grant occurs on a day when the NYSE is not open for trading. In June 2010, we began using SARs, rather than NQSOs, as the primary form of appreciation awards and intend to continue this practice. We believe that SARs will require us to issue fewer shares over time under the 2016 Plan and will, therefore, be less dilutive to our stockholders.

We intend to continue our practice of providing long-term equity-based compensation under the 2016 Plan to our employees, including our NEOs, through time-vested grants with exercise or base prices equal to (or greater than) the fair market value of our Common Stock on the grant date. We also intend to continue our practice of making initial grants to newly hired eligible employees, including future NEOs. The Committee does not currently consider gains or losses from prior equity awards in setting other elements of compensation.

Minimum Vesting. All awards of options and SARs under the 2016 Plan shall have a minimum vesting period of one year from the date of its grant; provided, however, that awards of options and SARs with respect to up to 5% of the shares authorized for grant pursuant to the 2016 Plan may have a vesting period of less than one year.

Change in Control. The 2016 Plan includes a double-trigger acceleration and vesting provision. Upon the occurrence of a change in control (as defined in the 2016 Plan), outstanding awards will be adjusted or substituted in accordance with the terms of the 2016 Plan. If the participant does not receive a replacement award with respect to any outstanding award as of the change in control, then each such outstanding award will become fully vested and, if applicable, exercisable and any restrictions applicable to such award will lapse. For awards subject to performance goals, payout at a change in control will be based upon the greater of (i) a pro rata portion of the amount payable based upon “target” performance under the applicable performance goals or (ii) the amount payable based on actual performance level had the performance period ended on the date of the change in control. If a participant terminates his or her employment for Good Reason (as defined in the 2016 Plan), the participant is involuntarily terminated for reasons other than for cause, or the participant’s employment terminates due to the participant’s death or disability during the two-year period commencing on the date of a change in control, then (A) all replacement awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (B) all stock options held by the participant immediately before such termination of employment that the participant also held as of the date of the change in control or that constitute replacement awards will remain exercisable for not less than two years following such termination of employment or until the expiration of the stated term of such stock option, whichever period is shorter (provided, however, that if the applicable award agreement provides for a longer period of exercisability, that provision will control).

Adjustments, Amendment and Termination. The 2016 Plan provides for appropriate adjustments in the number of shares of our Common Stock subject to awards and available for future awards, as well as the employee award limitations under the 2016 Plan, in the event of changes in our outstanding Common Stock by reason of a merger, stock split or certain other events. The Board of Directors may amend, modify, suspend, or terminate the 2016 Plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment will be effective prior to approval by stockholders of the Company if such approval is required by law or the requirements of the stock exchange on which the Common Stock is listed. Furthermore, stock options and SARs issued under the 2016 Plan will not be repriced without the prior approval of stockholders of the Company.

Transferability
No award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

Claw-back
Awards are subject to claw-back to the extent required by law or any applicable securities exchange listing standards, or as otherwise determined by the Committee.

Stock Ownership Requirements. Executive officers and non-employee directors are subject to stock ownership and retention guidelines as described above under “Compensation Discussion and Analysis - Stock Ownership Guidelines.”

Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2016 Plan. This summary does not purport to consider all of the possible U.S. federal tax consequences of the awards and is not intended to reflect the particular tax position of any award recipient. This summary is based upon the U.S. federal tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. Award recipients are strongly advised to consult their own tax advisors for additional information.

Stock Options. The grant of a stock option is not a taxable event. In general, a participant who receives an option that does not qualify as an ISO under Section 422 of the Code will realize ordinary income at the time the option is exercised equal to the difference between the then value of the shares acquired by the exercise of the option over the option exercise price paid for the shares, and we will be entitled to a corresponding deduction, subject to the potentially applicable deduction limitations under Section 162(m) of the Code. The participant’s tax basis for the shares will be equal to the value of the shares on the date ordinary income is realized and the participant’s tax holding period for the shares will begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins. If a participant receives a stock option that qualifies as an ISO under Section 422 of the Code, the participant will not realize income at the time the option is exercised (although the difference between the value of the shares and the exercise price will be taken into account as income for alternative income tax purposes), but will realize taxable income when the option shares are subsequently sold. If the participant sells the option shares more than two years after the date the option is granted and more than one year after the date the option is exercised, any gain or loss realized on the sale will be long-term capital gain or loss, and we will not be entitled to a deduction. If the participant sells the option shares before the end of either of those periods, any gain realized on the sale will be taxable as ordinary income to the extent of the difference between the value of the shares on the date the option was exercised and the exercise price paid for the shares, and any remaining gain will be capital gain. In general, we will be entitled to a deduction only if and to the extent ordinary income is realized by the participant upon the sale of the option shares, subject to the potentially applicable deduction limitations under Section 162(m) of the Code.

SARs. The grant of a SAR will not result in any immediate tax consequence to us or to the participant. Generally, the participant will realize ordinary income upon the exercise of a SAR, equal to the value of the shares or the cash payment issued or made in settlement of the award, and we will be entitled to a corresponding deduction, subject to the potentially applicable deduction limitations under Section 162(m) of the Code.

Restricted Stock, RSUs and Other Stock Settled Awards. In general, a participant who receives restricted stock, RSUs or other stock settled awards under the 2016 Plan will realize ordinary income at the time the award becomes vested or the participant receives vested shares in settlement of the award in an amount equal to the then fair market value of the shares, and we will be entitled to a corresponding deduction (subject to the potentially applicable deduction limitations under Section 162(m) of the Code). The participant’s tax basis in the shares will generally be equal to the value of the shares on the date that ordinary income is realized, and the participant’s tax holding period for the shares will generally begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.

Change in Control. The acceleration of the exercisability or the vesting of a grant or award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Code. A “parachute payment” occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five-year period preceding the change in control. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and we are denied a deduction with respect to such excess payment.

Withholding
The Company or its designated third party administrator have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares under the 2016 Plan, an appropriate amount of cash, number of shares, or combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all withholding obligations, provided that the amount withheld cannot exceed the required minimum withholding taxes.

Section 409A
The grant by the Board of other stock-based awards may have varying tax consequences to award recipients. Grants made pursuant to the 2016 Plan may be subject to Code Section 409A, and plan administration may have to conform to Code Section 409A. Failure to comply with Code Section 409A, if applicable, will result in acceleration of income and imposition of penalties and interest to award recipients.

New Plan Benefits
Awards granted under the 2016 Plan will be subject to the Compensation Committee's discretion, subject to the terms of the 2016 Plan, and the Compensation Committee has not determined future awards or who might receive them. Historically, the Compensation Committee has typically made equity awards quarterly. As a result, the benefits that will be awarded under the Plan are not currently determinable.

During the fiscal year ended December 31, 2017, we granted awards under the 2016 Plan to our employees (including our NEOs) and non-employee directors. The 2017 grants to our NEOs and to our non-employee directors are reflected in the 2017 Grants of Plan Based Awards Table and the 2017 Director Compensation Table, respectively, in this Proxy Statement.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to amend our 2016 Plan. Abstentions will have no effect on the outcome of the vote because an abstention does not count as a vote cast. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

The Board of Directors recommends a vote “FOR” the amendment of the 2016 Plan to increase the number of shares issuable under the 2016 Plan by 4,500,000.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017, regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,054,242 (1)(2)	26.50 (3)	3,052,420 (1)(2)(4)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	2,054,242	$26.50	3,052,420

(1)
At December 31, 2017, 438,950 SARs outstanding under the 2006 Plan, the 2016 Plan and the Alon 2005 Long-Term Incentive Plan (the “Plans”) were at base prices less than the $34.94 fair market value of our Common Stock. For purposes of column (a), we included the number of shares that would have been issued to settle all outstanding SARs at December 31, 2017, calculated to be 984,083, which is determined based on the difference between the exercise price of the SAR and the market price of our Common Stock at December 31, 2017. The number of shares that have been excluded from column (c) totaled 696,133 and related to the assumed exercise of SARs as of December 31, 2017 under the 2016 Plan and the Alon 2005 Long-Term Incentive Plan, as column (c) excludes the 2006 Plan (as we are no longer issuing awards under that Plan).

(2)
For purposes of column (a) and (c), we assume that outstanding performance-based RSUs will be settled in target quantities. We have calculated the amount of securities to be issued for RSUs included in column (a) based on one share for each outstanding RSU. For column (c), we have reduced the remaining securities available under the active Plans by applying a reduction for outstanding RSUs at a value of 2.28 per RSU (to represent the value of common shares to be issued in comparison to other types of awards), as required under our 2016 Plan.

(3)	At December 31, 2017, 4.19 million SARs/options were outstanding under the Plans at a weighted average exercise price of $26.71.

(4)
Consists of the number of securities available for future issuance under the 2016 Plan (approximately 1.9 million shares) and the Alon 2005 Long-Term Incentive Plan (approximately 1.2 million shares) as of December 31, 2017.

Burn Rate Information

The following table sets forth information regarding historical awards granted for the 2015 through 2017 fiscal years, and the corresponding burn rate, which is defined as the number of shares subject to certain equity-based awards granted in a year divided by the weighted average common shares outstanding for that year, for each of the last three fiscal years. This table does not include transaction-related shares issued in connection with the Delek/Alon Merger or shares issued under the Alon 2005 Long-Term Incentive Plan which was assumed in the Delek/Alon Merger.

	2017		2016	2015
Full Value Awards Granted	578,765	(1)	858,296	192,679
Applicable ISS Multiplier	2.00		2.00	2.00
Total Adjusted Full Value Awards Granted	1,157,530		1,716,592	385,358
SARs Granted	994,500	(2)	347,800	953,850
Total Awards Granted	2,152,030		2,064,392	1,339,208
Weighted Average Common Shares Outstanding During the Fiscal Year	71,566,225		61,921,787	60,819,771
Annual Burn Rate	3.01%		3.33%	2.20%
Three-Year Average Burn Rate	2.85%

(1)	Excludes 35,270 shares of Restricted Stock granted under the Alon 2005 Long-Term Incentive Plan as a result of the Delek/Alon Merger.

(2)	Excludes 1,466,000 SARs granted under the Alon 2005 Long-Term Incentive Plan as a result of the Delek/Alon Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 19, 2018, (i) the beneficial ownership of our Common Stock and common units representing limited partnership interests in Delek Logistics Partners, LP ("Delek Logistics") by all of our directors and director nominees, the executive officers named in the 2017 Summary Compensation Table (the "NEOs"), and all directors, director nominees, NEOs and executive officers as a group; and (ii) the beneficial ownership of our Common Stock by each person known by us to own more than five percent of our Common Stock. The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 7102 Commerce Way, Brentwood, Tennessee 37027.

	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Common Stock (2)	Amount and Nature of Beneficial Ownership of Common Units (1)	Percentage of Common Units (2)

The Vanguard Group	8,820,590	(3)	10.8%	n/a	n/a
Dimensional Fund Advisors LP	6,856,595	(4)	8.4%	n/a	n/a
FMR LLC	5,622,535	(5)	6.9%	n/a	n/a
BlackRock, Inc.	5,148,200	(6)	6.3%	n/a	n/a
Directors, Director Nominees and NEOs:
Ezra Uzi Yemin	372,008		*	261,570	*
William J. Finnerty	23,873		*	—	*
Carlos E. Jordá	41,224		*	200	*
Gary M. Sullivan, Jr.	19,368		*	10,188	*
David Wiessman	509,112		*	—	*
Shlomo Zohar	46,973		*	—	*
Kevin L. Kremke	1,066			—
Assaf Ginzburg	33,849		*	16,510	*
Frederec Green	81,974		*	20,899	*
Anthony L. Miller	1,716		*	—	*
Mark D. Smith	24,418		*	33,651	*
All directors, director nominees, NEOs and executive officers as a group (17 persons)	1,211,868		1.4%	345,199	1.4%

*	Less than 1% of the issued and outstanding shares of our Common Stock or issued and outstanding common units of Delek Logistics, as applicable.

(1)
For purposes of this table, a person is deemed to have “beneficial ownership” of any securities when such person has the right to acquire them within 60 days after March 19, 2018. For non-qualified stock options (“NQSOs”) and time-vested restricted stock units (“RSUs”) under our 2006 Long-Term Incentive Plan (the "2006 Plan") and 2016 Plan, we report shares equal to the number of NQSOs or RSUs that are vested or that will vest within 60 days of March 19, 2018. For stock appreciation rights ("SARs") under the 2006 Plan and 2016 Plan, we report the shares that would be delivered upon exercise of SARs that are vested or that will vest within 60 days of March 19, 2018 (which is calculated by multiplying the number of SARs by the difference between $38.06 and the exercise price divided by $38.06). For units under the Logistics LTIP, we report the units that are vested or that will vest within 60 days of March 19, 2018. For purposes of computing the percentage of outstanding securities held by each person named above, any securities which such person has the right to acquire within 60 days after March 19, 2018 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Percentage of our Common Stock is based upon 83,943,459 issued and outstanding shares on March 19, 2018 (excluding securities held by, or for the account of, the registrant or its subsidiaries). Percentage of Delek Logistics' common units is based upon 24,382,633 common units issued and outstanding on February 26, 2018.

(3)
Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 8, 2018 by The Vanguard Group with an address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Vanguard Group has sole voting power with respect to 84,020 shares, sole dispositive power with respect to 8,734,984 shares, shared voting power with respect to 7,523 shares and shared dispositive power with respect to 85,606 shares.

(4)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP with an address of Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP has sole voting power with respect to 6,718,838 shares and sole dispositive power with respect to all shares.

(5)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 13, 2018 by FMR LLC with an address of 245 Summer Street, Boston, Massachusetts 02210. FMR LLC has sole power to vote or direct the vote with respect to 919,979 shares and sole power to dispose or direct the disposition with respect to all shares.

(6)
Beneficial ownership information is based on a Schedule 13G filed with the SEC on January 29, 2018 by BlackRock, Inc. with an address of 55 East 52nd Street, New York, New York 10055. BlackRock, Inc. has sole voting power with respect to 4,957,714 shares and sole dispositive power with respect to all shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and regulations of the SEC thereunder require our executive officers and directors and persons who own more than ten percent of our Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership of our Common Stock and changes in their ownership with the SEC. Executive officers, directors and persons owning more than ten percent of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and written representations that no other reports were required for or by those persons, we believe that, during the year ended December 31, 2017, all filing requirements applicable to our executive officers, directors and owners of more than ten percent of our Common Stock were met except for the following filings: On December 13, 2017, Messrs. Yemin and Gordon and Ms. Buhrig had a late Form 4 filing with respect to the grant of RSUs; (2) On December 13, 2017, Messrs. Yemin, Soreq, Ginzburg, Gordon, Kremke, Cagle, Serff, Miller, and Page had a late Form 4 filing with respect to the withholding of RSUs for tax purposes; (3) On September 13, 2017, Messrs. Gordon, Cagle, Serff; Miller; Page; and Green had a late Form 4 filing with respect to the withholding of RSUs for tax purposes; (4) Mr. Avigal Soreq had a late Form 4 filing on December 14, 2017 with respect to the sale of shares; (5) Mr. David Wiessman had two late Form 4 filings on September 19, 2017 with respect to the sale of shares; and (6) Ms. Melissa Buhrig had a late Form 3 filing on November 15, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval Policy for Related Party Transactions

On March 6, 2007, our Board adopted a written related party transactions policy to document procedures pursuant to which “related party transactions” are reviewed, approved or ratified. Under Item 404 of Regulation S-K, a “related party transaction” means any transaction or series of transactions in which the Company or a subsidiary is a Participant, the amount involved exceeds $120,000, and any related person has a direct or indirect material interest. The policy covers all transactions between us and any related party (including any transactions requiring disclosure under Item 404), other than transactions generally available to all employees and transactions involving less than $5,000, when aggregated with all similar transactions.

The policy states that, in most instances, the Audit Committee is best suited to review and approve related party transactions that may arise within the Company. However, the policy permits the disinterested members of the Board to exercise any authority otherwise assigned to the Audit Committee by the policy. In particular, the Board believes that any related party transaction in which any director is interested should typically be reviewed and approved by all disinterested members of the Board. An interested director is not allowed to vote upon a transaction in which he is involved. Depending upon the issue presented, the disinterested members of the Board may request to hear from the interested director during the course of their deliberations, but the interested director does not vote upon the matter and is not present during the vote on such matter. A related party transaction may be consummated only if it is ratified or approved by the Audit Committee or disinterested members of the Board and if it is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

AUDIT COMMITTEE REPORT

Overview

The Audit Committee is composed of non-employee directors who are independent and financially literate in accordance with the applicable requirements of the NYSE and the SEC. The board has designated Mr. Sullivan as the Audit Committee Financial Expert under the guidelines of the SEC. During 2017, the Audit Committee was comprised of Messrs. Sullivan (chairman), Leonard and Zohar. Following Mr. Leonard’s resignation from the Board for personal reasons in 2018, Mr. Jordá was appointed to the Audit Committee. Because Mr. Leonard’s resignation occurred after our Annual Report on Form 10-K was filed, Mr. Jordá did not participate as a member of the Audit Committee in the review and approval of the Company’s audited financial statements for the fiscal year ended December 31, 2017 for purposes of inclusion in the Annual Report on Form 10-K.

Responsibilities

Management is responsible for our system of internal controls and the overall financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"), is responsible for performing an independent audit of our consolidated financial statements and on the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and to issue reports thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls, as well as other responsibilities described under the “Committees of the Board of Directors” section on page 6.

Activities in 2017

During 2017, the Audit Committee established meeting agendas in consultation with the Board and members of the Company’s management. The Audit Committee also, among other activities, performed the following:

•
Reviewed and discussed with both management and Ernst & Young all earnings releases and annual and quarterly financial statements prior to their issuance. Such discussions included that each set of audited financial statements reviewed had been prepared in accordance with United States generally accepted accounting principles (“GAAP”), and reviewed significant accounting and disclosure matters with the Audit Committee.

•
Discussed with Ernst & Young matters required to be discussed pursuant to PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the audited financial statements. The Audit Committee also discussed with Ernst & Young matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and an annual independence confirmation letter from Ernst & Young required by applicable requirements of the PCAOB for independent auditor communications with Audit Committees concerning independence. The Audit Committee also discussed and reviewed materials regarding Ernst & Young’s system of quality control.

•
Met with the senior members of the Company’s financial management team at each regularly scheduled meeting including discussions regarding financial reporting developments, merger integration and other financial matters.

•
Held private sessions at each regularly scheduled meeting with the Chief Executive Officer, the Chief Financial Officer, the head of Internal Audit Services, the General Counsel and Ernst and Young regarding candid discussions about financial reporting, internal controls, legal, compliance and other issues including the results of any “hotline” calls.

•
Received reports at each regularly scheduled meeting on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, results of tests of controls, and management’s conclusions on the effectiveness of the Company’s internal controls over financial reporting.

•
Approved the Company’s internal audit plan and reviewed quarterly the status of the internal audit plan, staffing, findings of internal audit activities, and performance of the internal audit function.

•	Discussed the Company’s ERM program including periodic updates on significant risks and the Company’s response to such risks.

•	Reviewed the Company’s information technology activities and cyber security plan.

•	Reviewed the Company’s financial forecast, cash flows, financing plans and debt compliance.

2017 Audited Financial Statements

Members of the Audit Committee rely, without independent verification, on the information and representations provided to them by management and on the communications made to them by Ernst & Young. Accordingly, the oversight provided by the Audit Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal control over financial reporting, that the financial statements have been prepared in accordance with GAAP, or that the audit of the Company’s financial statements by Ernst & Young has been carried out in accordance with PCAOB standards.

The Audit Committee has reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. We have discussed the financial statements with management and Ernst & Young including discussions concerning the following:

•	The reasonableness of significant accounting judgments and estimates,

•	The clarity and completeness of disclosures in the financial statements,

•	The quality, not just the acceptability, of the accounting principles,

•	The effectiveness of internal control over financial reporting,

•
Matters required to be reported to the Audit Committee by the independent registered public accounting firm under the rules of the PCAOB including receipt of a letter confirming the independence of Ernst & Young, and

•	Management’s representations and certifications regarding the financial statements and internal control over financial reporting.

Taking all these reviews and discussions into account, the Audit Committee members whose names are listed below, recommended to the Board that it approve the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

Members of the Audit Committee
Gary M. Sullivan, Jr., Chairman
Shlomo Zohar

RELATIONSHIP WITH INDEPENDENT AUDITORS

Set forth below are the fees paid for the services of Ernst & Young:

	December 31,
	2017	2016
Audit Fees (1)	$4,881,480	$2,029,404
Audit-related fees (2)	1,995	31,224
Tax fees (3)	594,823	30,825
All other fees	—	—
Total	$5,478,298	$2,091,453

(1)
Audit fees consisted of services rendered to us or certain of our subsidiaries. Such audit services include audits of the consolidated financial statements and of the effectiveness of internal controls over financial reporting, reviews of our quarterly financial statements, registration statements, and consultations on various accounting and financial reporting matters, and regulatory filings. Fees and expenses are for services in connection with the audit of our fiscal years ended December 31, 2017 and December 31, 2016 regardless of when the fees and expenses were paid. The increase in fees over 2016 was primarily related to additional services performed in connection with our acquisition of Alon USA Energy, Inc. The fees do not include fees paid directly by Delek Logistics Partners, a consolidated subsidiary of Delek US Holdings, Inc., for audit services performed by Ernst and Young.

(2)	Fees for audit-related matters billed in 2017 and 2016 consisted of agreed upon procedures for us and our subsidiaries and access to accounting research materials.

(3)	Fees for tax services billed in 2017 and 2016 consisted primarily of tax compliance and tax planning and advisory services related to us and our subsidiaries.

The Audit Committee has considered and determined that the provision of non-audit services by our independent registered public accounting firm is compatible with maintaining auditor independence.

Pre-Approval Policies and Procedures.  In general, all engagements performed by our independent registered public accounting firm, whether for auditing or non-auditing services, must be pre-approved by the Audit Committee. During 2017, all of the services performed for us by Ernst & Young LLP were pre-approved by the Audit Committee.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2018

The Audit Committee is responsible for the appointment, compensation (including final approval of audit and other fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed Ernst & Young as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018 including the audit of our internal control over financial reporting. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

The Audit Committee annually reviews Ernst & Young’s independence and performance in deciding whether to retain Ernst & Young or engage an alternative independent auditor. As part of this review, the Audit Committee, among other factors, considers the following:

•	Ernst & Young’s historical and recent performance including input from Audit Committee members, other independent directors and our management.

•	Ernst & Young’s expertise and qualifications in serving as independent auditor for our different business operations.

•	A review of Ernst & Young’s known legal risks and any significant legal or regulatory proceedings in which it is involved.

•	Other information on audit quality and performance including recent PCAOB reports on Ernst & Young and its peer firms.

•
Ernst & Young’s tenure as our independent auditor and the benefits of continuity of members of the engagement team. Continuity provides institutional knowledge and experience in performing the audit of the Company.

•	Ernst & Young’s conclusion that they are independent with respect to serving as our independent auditor.

In addition to Ernst & Young’s conclusion that they are independent, the Audit Committee believes that Ernst & Young is independent and that there are controls and processes that help ensure such independence including the following: (a) Audit Committee oversight of Ernst & Young includes at least four private meetings each year and an additional four private meetings with the Audit Committee Chairman prior to each quarterly Audit Committee meeting; (b) Audit Committee interaction with and review of the industry and other qualifications of the lead partner and of the concurring partner including periodic rotation of such partners; (c) oversight of non-audit services that require preapproval by the Audit Committee precludes certain non-audit services and determines that Ernst & Young is an appropriate service provider; (d) discussions with Ernst & Young regarding their internal system of quality control including the firm’s internal quality reviews and procedures for maintaining independence with regard to audit clients; and (e) the overall regulatory framework and regulations and requirements of the PCAOB and the SEC that Ernst & Young is subject to as an independent registered public accounting firm.

We are asking you to ratify the selection of Ernst & Young as our independent registered public accounting firm for the 2018 fiscal year. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young to our stockholders for ratification because we value your views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

To be considered for inclusion in the Proxy Statement for our 2019 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be in writing and submitted to the Secretary of Delek US Holdings, Inc. at 7102 Commerce Way, Brentwood, Tennessee 37027, and must otherwise comply with the requirements of Rule 14a-8. The proposal must be received no later than November 29, 2018 for us to consider it for inclusion.

Stockholders who desire to present business at our 2019 Annual Meeting, without inclusion in the Proxy Statement for such meeting, including a nomination of a candidate for election as director at such meeting, must notify our Secretary of such intent in accordance with our Bylaws by writing to the Secretary of Delek US Holdings, Inc. at 7102 Commerce Way, Brentwood, Tennessee 37027. To be timely, such notice must be received not earlier than January 8, 2019, nor later than February 7, 2019 , provided that if the date of the Annual Meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. The advance notice must also meet the other requirements of Section 2.02 of our Bylaws. You may obtain a copy of our Bylaws by writing to our Secretary at the address above.

APPENDIX A

FIRST AMENDMENT
TO THE
DELEK US HOLDINGS, INC.
2016 LONG-TERM INCENTIVE PLAN

THIS FIRST AMENDMENT TO THE DELEK US HOLDINGS, INC. 2016 LONG-TERM INCENTIVE PLAN (this “First Amendment”) is effective as of ______, 2018. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan (as defined below), and all section references shall refer to the Plan.

RECITALS
WHEREAS, Delek US Holdings, Inc. (the “Company”) currently awards long-term compensation to certain nonemployee directors, employees and consultants under its 2016 Long-Term Incentive Plan (the “Plan”);

WHEREAS, the Plan reserves 4,400,000 shares of Common Stock for issuance in connection with awards granted thereunder;

WHEREAS, the Company desires to increase the number of shares of Common Stock reserved for issuance under the Plan by 4,500,000 shares;

WHEREAS, such increase requires the approval of the Company’s stockholders; and

WHEREAS, the Board, based upon the recommendation of the Compensation Committee of the Board, which committee has previously been appointed by the Board pursuant to Section 5 to administer the Plan (the “Committee”), has determined that it is in the best interests of the Company, subject to the approval of the Company’s stockholders at the Company’s 2018 Annual Meeting of Stockholders, to amend the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 4,500,000 shares, from 4,400,000 shares to 8,900,000 shares, pursuant to this First Amendment.

NOW, THEREFORE, the Plan shall be amended effective as of the date hereof as follows:

1.	Paragraph 4 of the Plan is deleted in its entirety and replaced with the following:

4. Common Stock Available for Awards. Subject to the provisions of Paragraph 16 hereof, there shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 8,900,000 shares of Common Stock (the “Maximum Share Limit”), all of which may be used for the granting of ISOs. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file required documents with governmental authorities and stock exchanges and transaction reporting systems, to make shares of Common Stock available for issuance pursuant to Awards. Each Award settled in shares of Common Stock other than a Stock Option or SAR shall be counted against the Maximum Share Limit as 2.28 shares and each Stock Option or SAR shall be counted against the Maximum Share Limit as one share. Common Stock related to Awards under this Plan or the Prior Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder and the Maximum Share Limit shall be increased by the same amount as such shares of Common Stock were counted against the Maximum Share Limit (or with respect to Awards granted under the Prior Plan, as one share of Common Stock per share subject to the Award). Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of the exercise price or minimum withholding taxes related to the vesting or settlement of an Award shall become available again for Awards under the Plan. For the avoidance of doubt, only the net number of shares of Common Stock issued on the settlement of a SAR or the net settlement of a Stock Option will count against the Maximum Share Limit. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Maximum Share Limit or any sub limit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement.

2.
Except as modified herein, all other terms and conditions of the Plan shall remain in full force and effect. In the event of a conflict between this First Amendment and the Plan, this First Amendment shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Plan, to be effective as of the date first written above.

DELEK US HOLDINGS, INC.

By:	_______________________
Name:
Title:

ANNUAL MEETING OF STOCKHOLDERS OF

DELEK US HOLDINGS, INC.

May 8, 2018

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING:
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
☐	FOR ALL NOMINEES
☐	WITHHOLD ALL
☐	FOR ALL EXCEPT	_______________________________________________________

1	Election of Directors:	NOMINEES:
		01	Ezra Uzi Yemin
		02	William J. Finnerty
		03	Carlos E. Jordá
		04	Gary M. Sullivan, Jr.
		05	David Wiessman
		06	Shlomo Zohar
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 2, 3 AND 4:
			FOR	AGAINST	ABSTAIN
2	To adopt the advisory resolution approving the Company's executive compensation program for our named executive officers as described in the Proxy Statement;		☐	☐	☐
3	To approve an amendment to the Company's 2016 Equity Incentive Plan to increase the reservation of common stock for issuance thereunder by 4,500,000 shares;		☐	☐	☐
4	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year.		☐	☐	☐
Note: Such other matters as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

DELEK US HOLDINGS, INC.

Annual Meeting of Shareholders
May 8, 2018 2:00 PM
This proxy is solicited by the Board of Directors

Ezra Uzi Yemin and Kevin L. Kremke, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution, are hereby authorized to represent and to vote all shares of common stock, par value $0.01 per share, of Delek US Holdings, Inc. held of record by the undersigned on March 19, 2018, at the Annual Meeting of Stockholders to be held on May 8, 2018, at 2:00 p.m., Central Daylight Savings Time, at the Franklin Marriott Hotel, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, and any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.

(Continued and to be signed on the reverse side)